Filed Pursuant to Rule 433
                                                Registration File No. 333-137620


             STATEMENT REGARDING THIS ISSUER FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including prospectus) with the SEC (SEC file no. 333-137620) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (866) 835-1033.

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY

                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated or

(3) these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                             Wells Fargo Bank, N.A.
                           Sponsor and Master Servicer

               Wells Fargo Mortgage Backed Securities 2007-6 Trust
                                 Issuing Entity

                                  $696,500,000
                                  (Approximate)

                Mortgage Pass-Through Certificates, Series 2007-6

                             OFFERED CERTIFICATES(1)
                             -----------------------

                            Principal   Interest    Original
                 Class        Type        Type        Form
              ----------- ------------- --------- ------------
                  A(2)      Senior(3)      (3)        (4)
                 B-1(5)    Subordinated    (6)     Book-Entry
                 B-2(5)    Subordinated    (6)     Book-Entry
                 B-3(5)    Subordinated    (6)     Book-Entry

                          NON-OFFERED CERTIFICATES
                          ------------------------

                 B-4       Subordinated    (6)         N/A
                 B-5       Subordinated    (6)         N/A
                 B-6       Subordinated    (6)         N/A

(1) The Class A Certificates will be offered by the underwriter of the Class A Certificates and the Class B Certificates will be offered by the underwriters of the Class B Certificates. You should not use this free writing prospectus to purchase any certificates other than the certificates offered by the underwriter from whom you received this free writing prospectus.

(2) Will consist of three or more classes of Class A Certificates, one of which will be the residual certificates and at least one of which will be ratio strip certificates. One or more classes of Class A Certificates may be comprised of two or more components. The components of a class are not severable. Certain classes of Class A Certificates may be exchangeable, in combination with other classes or individually, for a certain other class or classes of Class A Certificates. The classes of Class A Certificates (or in the case of a class comprised of components, the components) may comprise one group or may be divided into two or more groups.

(3) See "Description of the Certificates - Categories of Classes of Certificates" in the base prospectus (described below) for a description of possible principal and interest categories. Each component of a class of Class A Certificates may have different principal and/or interest characteristics. For purposes of this free writing prospectus, discussions of the characteristics of a class of Class A Certificates is equally applicable to a component with the same characteristics.

(4) It is expected that all classes of Class A Certificates, other than the residual certificates, will be issued in book-entry form and the residual certificates will be issued in definitive form.

(5) The Class B Certificates may comprise one group or may be divided into two or more groups. Each group of Class B Certificates will consist of six classes of Class B Certificates designated "1" through "6" for each group. Each group of Class B Certificates will provide subordination for one or more groups of Class A Certificates. Each class of Class B Certificates of a group will also provide subordination for each class of Class B Certificates of such group, if any, with a lower number. A group of Class B Certificates is related to the group or groups of Class A Certificates which it supports.

(6) See "Description of the Certificates--Interest" in this free writing prospectus for a description of the pass-through rate for the Class B Certificates.

      This free writing prospectus describes certain aspects of this transaction. In particular, while it describes the Class A Certificates in the aggregate and their relation to the Class B Certificates, it does not, except to a limited extent, describe the characteristics of any particular class of Class A Certificates. The structure of the transaction insofar as it relates to the characteristics of the individual classes of Class A Certificates will be determined by the underwriter of the Class A Certificates. Specific information on the characteristics of the classes of offered certificates should be provided to you by the underwriter of the related offered certificates and you should not purchase any offered certificates until you have received that information.

      The information contained in this free writing prospectus should be read in conjunction with the information contained in the base prospectus and the information provided by the underwriter of the related offered certificates. The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated February 26, 2007 attached to the prospectus supplement dated March 26, 2007 relating to the Depositor's Mortgage Pass-Through Certificates, Series 2007-4 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-137620-09). You should carefully read both this free writing prospectus and the base prospectus, as well as the information provided by the underwriter of the related offered certificates before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

      YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH IN APPENDIX A HERETO.

      Information concerning the Sponsor's prior residential mortgage loan securitizations involving Prime 30-Year Fixed-Rate Non-Relocation Loans is available on the internet at http://www.securitieslink.com/staticpools. This information is not deemed to be part of this free writing prospectus.

      Without charge or registration, by clicking on the link in the row titled "WFMBS 2007-6," investors can view on this website the following information:

      o summary information regarding original characteristics of the Sponsor's prior securitized pools of Prime 30-Year Fixed-Rate Non-Relocation Loans; and

      o delinquency, cumulative loss, and prepayment information for the five years preceding the date of this free writing prospectus regarding the Sponsor's prior securitized pools of Prime 30-Year Fixed-Rate Non-Relocation Loans.

      You should be aware that static pool information is periodically updated and may be updated prior to the issuance of the certificates.

            The date of this free writing prospectus is April 9, 2007

                                TABLE OF CONTENTS

SUMMARY INFORMATION..........................................................4
THE SPONSOR.................................................................13
STATIC POOL INFORMATION.....................................................13
THE DEPOSITOR...............................................................13
THE ISSUING ENTITY..........................................................14
THE TRUSTEE.................................................................14
THE MASTER SERVICER.........................................................14
THE PAYING AGENT............................................................15
THE SERVICER................................................................15
THE CUSTODIAN...............................................................16
ROLES OF WELLS FARGO BANK...................................................17
DESCRIPTION OF THE CERTIFICATES.............................................17
   General..................................................................17
   Exchangeable REMIC and Exchangeable Certificates.........................17
   Book-Entry Certificates..................................................18
   Distributions............................................................18
   Interest.................................................................20
   Principal (Including Prepayments)........................................24
   Cross-Collateralization..................................................29
   Additional Rights of the Residual Certificateholders.....................30
   Restrictions on Transfer of the Residual Certificates....................30
   Periodic Advances........................................................31
   Subordination of Class B Certificates....................................31
   Allocation of Losses.....................................................31
DESCRIPTION OF THE MORTGAGE LOANS...........................................34
   General..................................................................34
   Mortgage Loan Underwriting...............................................37
   Mandatory Repurchase or Substitution of Mortgage Loans...................37
   Optional Purchase of Mortgage Loans......................................37
PREPAYMENT AND YIELD CONSIDERATIONS.........................................37
   General..................................................................37
POOLING AND SERVICING AGREEMENT.............................................41
   General..................................................................41
   Compensation and Payment of Expenses of the Master Servicer,
   Servicer and Trustee.....................................................41
   Optional Termination of the Trust........................................42
   Voting...................................................................43
   Fixed Retained Yield.....................................................43
FEDERAL INCOME TAX CONSIDERATIONS...........................................43
   General..................................................................43
   Regular Certificates.....................................................44
   Residual Certificates....................................................44
ERISA CONSIDERATIONS........................................................45
LEGAL INVESTMENT............................................................45
SECONDARY MARKET............................................................46
INDEX OF DEFINED TERMS......................................................47

APPENDIX A: RISK FACTORS...................................................A-1
APPENDIX B: MORTGAGE POOL PROFILE..........................................B-1

                               SUMMARY INFORMATION

RELEVANT PARTIES

Sponsor

Wells Fargo Bank, N.A.

Depositor

Wells Fargo Asset Securities Corporation.

Master Servicer

Wells Fargo Bank, N.A.

Significant Servicers

Wells Fargo Bank, N.A. Although not known at the date of this free writing prospectus, there may be other servicers servicing 10% (by aggregate unpaid principal balance as of the cut-off date) or more of the mortgage loans in the aggregate or in any loan group.

Significant Originators

Wells Fargo Bank, N.A.

Issuing Entity

The Wells Fargo Mortgage Backed Securities 2007-6 Trust, a New York common law trust (SEC File No. 333-137620-11).

Trustee

HSBC Bank USA, National Association.

Custodian

Wells Fargo Bank, N.A.

Paying Agent

Wells Fargo Bank, N.A.

Underwriters

Bear, Stearns & Co. Inc., for the offered Class A Certificates. Not yet determined for the offered Class B Certificates.

AFFILIATIONS

Wells Fargo Bank, N.A., which is the sponsor, custodian, master servicer, paying agent and a servicer, is the direct parent of the depositor. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

CUT-OFF DATE

April 1, 2007.

CLOSING DATE

On or about April 27, 2007.

DISTRIBUTION DATES

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in May 2007.

DETERMINATION DATES

With respect to each distribution date, the 17th day of each month or if such day is not a business day, the preceding business day.

DEAL RATE

6.000% per annum. However, in the event the underwriter of the Class A Certificates divides the mortgage pool into two or more loan groups, the deal rate for a loan group may differ from the deal rate set forth above and should be obtained from the underwriter.

MASTER SERVICING FEE RATE

0.010% per annum.

SERVICING FEE RATE

0.250% per annum.

THE TRANSACTION PARTIES

The sponsor originated or purchased and currently services all or a significant portion of the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated as of the closing date, among the depositor, the master servicer and the trustee. The master servicer will master service the mortgage loans and calculate distributions and other information regarding the certificates in accordance with the pooling and servicing agreement. The trustee will have limited administrative duties under the pooling and servicing agreement. The servicers will service the mortgage loans in accordance with the underlying servicing agreements entered into between the servicers and the master servicer or an affiliate.

RATING OF CERTIFICATES

By at least one of Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Ratings, Moody's Investors Service, Inc. or Dominion Bond Rating Service, Inc.

    Class         Rating Category
-------------- --------------------
      A             AAA or Aaa
     B-1             AA or Aa
     B-2                 A
     B-3            BBB or Baa

Other than the residual certificates, each class of Class A Certificates will generally be rated by two of the above rating agencies. In the case of a class of Class A Certificates designated as "Super Senior Support Certificates" (see the base prospectus for a description), one of such ratings may be in a lower category than the ratings for Class A Certificates shown above.

o The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

See "--Effects of Prepayments on Your Investment Expectations" below in this free writing prospectus.

DESCRIPTION OF CERTIFICATES

Principal Balance of the Certificates

The sum of the initial principal balances of the certificates (other than the exchangeable REMIC certificates and exchangeable certificates) and the maximum initial principal balances of any exchangeable REMIC certificates will be equal to the principal balance of the mortgage loans as of the cut-off date.

Interests in Mortgage Loans

The mortgage loans will be divided into the same number of loan groups as the Class A Certificates are divided into groups. Each loan group is related to a corresponding group of Class A Certificates and the related exchangeable certificates.

The Class A Certificates in each group and the related exchangeable certificates will represent interests in the mortgage loans in the related loan group.

The Class B Certificates will represent interests in the mortgage loans in one or more loan groups. If a group of Class B Certificates provides subordination for a single group of Class A Certificates, the group of Class B Certificates will represent interests in the mortgage loans in the related loan group. If a group of Class B Certificates provides subordination for two or more groups of Class A Certificates, the group of Class B Certificates will represent interests in all of the related loan groups.

A portion of the principal balance of the discount mortgage loans in each loan group are represented by the Class A-PO Certificates of the related group. The Class A-PO Certificates are ratio strip certificates, as described in the base prospectus. The mortgage loans in a loan group which have a mortgage interest rate, after deducting the master servicing fee rate and the applicable servicing fee rate, of less than the deal rate for the related group are discount mortgage loans. Because the Class A-PO Certificates of a group represent an interest solely in the discount mortgage loans of the related loan group, only principal payments, including prepayments of principal, and realized losses on such discount mortgage loans, will affect the related Class A-PO Certificates. The portion of the total principal balance of the mortgage loans in a loan group not represented by the Class A-PO Certificates of the related group is the non-PO portion and is represented by the other Class A Certificates of the related group and all or a portion of the related Class B Certificates. The Class A Certificates (other than any exchangeable certificates and the Class A-PO Certificates) are referred to as the Class A Non-PO Certificates. The exchangeable certificates are not part of any group, but will receive their proportionate share of distributions allocated to the related Class A Non-PO Certificates.

The relative interests in the initial non-PO portion of the principal balance of each mortgage loan in a loan group represented by the Class A Non-PO Certificates of the related group and the related Class B Certificates are subject to change over time because:

      o certain unscheduled principal payments on the mortgage loans in a loan group will be disproportionately distributed to the Class A Non-PO Certificates of the related group for a specified period; and

      o certain losses and certain shortfalls on the mortgage loans in a loan group will be allocated first to the related classes of Class B Certificates in reverse numerical order prior to the allocation of such losses and shortfalls to the Class A Non-PO Certificates of the related group, as discussed in "Description of the Certificates --Distributions" and "--Allocation of Losses" in this free writing prospectus.

MORTGAGE POOL

The mortgage loans in the pool may comprise a single loan group or may be divided into two or more loan groups.

See "Appendix B" which is incorporated in this free writing prospectus for one or more pool profiles of the mortgage loans expected to be included in the pool. In addition, see the preliminary mortgage loan file setting forth more detailed information on the individual expected characteristics of the mortgage loans to be included in the mortgage pool, which has been or will be filed by the depositor with the SEC. See "Description of the Mortgage Loans" in this free writing prospectus.

The mortgage loans in each loan group will be the primary source of distributions to the Class A Certificates in the related group, any related exchangeable certificates and the source of all or a portion of the distributions to the related Class B Certificates.

In the event a group of Class B Certificates provides subordination for two or more groups of Class A Certificates, an additional source of distributions to a group of Class A Certificates will be provided through cross-collateralization payments to the extent described herein.

Changes to Mortgage Pool

The depositor may remove mortgage loans from the pool, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the depositor may purchase mortgage loans from the trust estate that have become delinquent or which are required to be transferred to the sponsor in order to permit the sponsor to exercise rights which it may have against the originator of the mortgage loans. In addition, the depositor will be required to repurchase or, at its election, during the two year period following the closing date, substitute for, mortgage loans as a result of breaches of representations or warranties or as a result of defective documentation.

See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" and "--Optional Purchase of Mortgage Loans" in this free writing prospectus.

Information regarding repurchases of the mortgage loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See "Reports to Certificateholders" in the base prospectus.

Optional Termination of the Trust

On any distribution date on which the aggregate scheduled principal balance of the mortgage loans is less than 10% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date, the depositor may, subject to certain conditions, purchase all outstanding mortgage loans in the pool and thereby effect early retirement of the certificates. See "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans" in the base prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST TO CERTIFICATEHOLDERS

On each distribution date the amount available for distribution of interest and principal on the certificates and the amount of any interest or principal losses on the mortgage loans will be allocated to the certificates (other than the exchangeable certificates) as described below. Distribution amounts or losses allocated to a class of exchangeable REMIC certificates will be calculated assuming no exchanges have ever occurred. If exchanges of all or a portion of a class of exchangeable REMIC certificates have occurred, a class of exchangeable certificates will be entitled to receive its proportionate share of distributions allocated to the related exchangeable REMIC certificates and will be allocated its proportionate share of realized losses allocated to such exchangeable REMIC certificates.

On each distribution date the amount available for distribution on the certificates (other than exchangeable certificates) relating to each loan group, which consists of those payments, recoveries, advances and other receipts in respect of the mortgage loans in the loan group which are available for distribution on such date, will be distributed generally in the following order of priority:

      first, pro rata, to the holders of the Class A Certificates of the related group, in respect of interest which they are entitled to receive on such distribution date;

      second, to the holders of the Class A Certificates of the related group in respect of principal which they are entitled to receive on such distribution date;

      third, to the holders of the related Class B Certificates in numerical order beginning with the Class B-1 Certificates in respect of interest and principal which they are entitled to receive on such distribution date; and

      fourth, to the residual certificates, any remaining amounts.

However, if you are purchasing a class of accrual certificates, you will not receive interest distributions with respect to your certificates until either the principal balances of certain classes of accretion directed certificates have been reduced to zero as discussed under "Description of the Certificates --Interest" in this free writing prospectus or the principal balances of the related Class B Certificates have been reduced to zero. Until then, interest which would otherwise be distributed on your class of accrual certificates will be added to the principal balance of such class of accrual certificates and will be distributed instead as principal to certain classes of accretion directed certificates and such class of accrual certificates as specified under "Description of the Certificates--Principal (Including Prepayments)" in this free writing prospectus.

In addition, the Class A-PO Certificates of a group are entitled to reimbursement for principal losses allocated to them from amounts otherwise distributable as principal to the related Class B Certificates on such distribution date. See "Description of the Certificates--Principal (Including Prepayments)" in this free writing prospectus.

The amount available for distribution to certificateholders will not include amounts used to pay the servicing fee and the master servicing fee or amounts used to reimburse the expenses of certain transaction parties. Such fees will be paid on each distribution date from interest payments received on the mortgage loans prior to any distributions on the certificates.

Interest Distributions

An interest-bearing class (other than a class of exchangeable certificates) will accrue interest for each interest accrual period in an amount equal to:

      o 1/12th of the pass-through rate for the class multiplied by the outstanding principal balance or notional amount of such class on the related distribution date minus

      o the amount of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and the application of the Servicemembers Civil Relief Act, as it may be amended from time to time, or comparable state legislation and interest losses allocated to the class as described under "Description of the Certificates--Interest" in this free writing prospectus.

If a class of Class A Certificates has no principal balance and is entitled to receive interest only, that interest is calculated based on a notional amount. The notional amount is generally equal to a specified percentage of the principal balance of another class or classes of Class A Certificates.

Principal Distributions

The calculation of the aggregate amount of principal which the Class A Certificates of a group are entitled to receive on each distribution date and the amount each class of Class B Certificates is entitled to receive on each distribution date is described under "Description of the Certificates--Distributions" and "--Principal (Including Prepayments)" in this free writing prospectus. The allocation of principal among the classes of Class A Non-PO Certificates of a group will be determined by the underwriter of the Class A Certificates.

Exchangeable REMIC Certificates and Exchangeable Certificates

The underwriter of the Class A Certificates may determine that a class or classes of Class A Non-PO Certificates, referred to as the exchangeable REMIC certificates, may be exchangeable for certain other class or classes of Class A Certificates. Any combinations of exchangeable REMIC certificates and the exchangeable certificates for which they may be exchanged will be provided by the underwriter of the Class A Certificates. In order to effect an exchange, an investor will need to follow certain procedures and pay certain fees.

In the event that exchangeable REMIC certificates are exchanged for an allowable combination of exchangeable certificates, then

      o the aggregate principal balance of the exchangeable certificates received in the exchange will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable REMIC certificates so exchanged;

      o the aggregate notional amount of interest only exchangeable certificates received in an exchange where all the related exchangeable REMIC certificates were interest only certificates will equal their applicable portion of the aggregate notional amount, immediately prior to the exchange, of the exchangeable REMIC certificates so exchanged;

      o the aggregate amount of interest and principal payable on each distribution date with respect to the exchangeable certificates received in the exchange will equal the aggregate amount of interest and principal that would have been payable on the exchangeable REMIC certificates so exchanged if the exchange had not occurred; and

      o the aggregate amount of principal and interest losses and interest shortfalls allocated to the exchangeable certificates received in the exchange will equal the aggregate amount of principal and interest losses and interest shortfalls that would have been allocated to the exchangeable REMIC certificates so exchanged if the exchange had not occurred.

      See "Description of the Certificates--Exchangeable Certificates" in the base prospectus and "There are Risks Relating to Exchangeable REMIC Certificates and Exchangeable Certificates" in Appendix A.

Credit Enhancement

The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to the rights of the holders of the related Class A Certificates to receive distributions and the holders of the classes of related Class B Certificates, if any, with lower numerical designations to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

      o by the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the related more junior classes of certificates, the amounts of interest and principal due on the more senior classes of certificates, other than amounts payable to the Class A-PO Certificates, as a reimbursement for realized losses, and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the related more junior classes of certificates; and

      o by the allocation of the applicable Non-PO portion of any losses resulting from the liquidation of defaulted mortgage loans in the related loan group or the bankruptcy of mortgagors of mortgage loans in the related loan group to the related more junior classes of certificates in inverse order of seniority, until their respective principal balances have been reduced to zero, prior to the allocation of such losses to the more senior classes of certificates (other than the Class A-PO Certificates).

Credit support for the Class A Certificates of a group (or all groups supported by a single group of Class B Certificates), including related exchangeable certificates, is provided by subordination of the related Class B Certificates as follows:

                   Subordination of Subordinated Certificates

--------------------   -------------------------   --------------------
                               Senior
                          (including related
    Priority of        Exchangeable Certificates)            ^
      Payment          -------------------------             |
         |                    Class B-1                      |
         |             -------------------------             |
         |                    Class B-2                      |
         |             -------------------------             |
         |                    Class B-3                      |
         |             -------------------------             |
         |                    Class B-4                      |
         |             -------------------------             |
         |                    Class B-5                      |
         |             -------------------------     Order of Loss
         v                    Class B-6                Allocation
--------------------   -------------------------   --------------------

The approximate initial subordination level or levels for the senior certificates assuming they are supported by a single group of Class B Certificates is set forth in Appendix B and represents the initial principal balance of the classes of certificates subordinate to the senior certificates as a percentage of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date. In addition, if this free writing prospectus is being provided to an investor by the underwriter of the offered Class B Certificates, the approximate initial subordination level for each class of offered Class B Certificates will be set forth in Appendix B and represents the initial principal balance of the classes of Class B Certificates subordinate to such class as a percentage of the aggregate unpaid principal balance of the related mortgage loans as of the cut-off date. In the event the senior certificates are divided into two or more groups supported by more than one group of Class B Certificates, the subordination provided to any group of Class A Certificates, including any related exchangeable certificates, by the related Class B Certificates and the subordination provided to each class of offered Class B Certificates should be obtained by the investor from the underwriter of the related offered certificates to the extent not set forth in Appendix B.

In addition, in order to increase the period during which the principal balances of the related Class B Certificates remain available as credit enhancement to the related Class A Certificates, a disproportionate amount of prepayments and unscheduled principal receipts with respect to the mortgage loans of a loan group will be allocated to the related Class A Non-PO Certificates in the aggregate. This allocation will accelerate the amortization of the related Class A Non-PO Certificates while, in the absence of losses due to the liquidation of defaulted mortgage loans or losses resulting from the bankruptcy of mortgagors, increasing the percentage interest in the principal balance of the mortgage loans in the related loan group evidenced by the related Class B Certificates. This disproportionate allocation of prepayments and unscheduled principal receipts will "step down" over time unless specified delinquency and loss tests are not met. See "Description of the Certificates-Principal (Including Prepayments)--Calculation of Amount to be Distributed on the Certificates" and "Prepayment and Yield Considerations" in this free writing prospectus.

Principal losses on discount mortgage loans in a loan group will be allocated between the Class A-PO Certificates of the related group and the related Class B Certificates based on the applicable PO portions and non-PO portions of such mortgage loans. The Class A-PO Certificates will be entitled to reimbursement for such losses from amounts otherwise distributable as principal on the related Class B Certificates, in reverse numerical order. After the principal balances of the related Class B Certificates have been reduced to zero, the applicable non-PO portion of any principal losses attributable to a loan group will be allocated to the Class A Non-PO Certificates of the related group. The principal portion of any losses borne by the Class A Non-PO Certificates of a group will be allocated among such classes of Class A Non-PO Certificates (and any related exchangeable certificates) as described under "Description of the Certificates--Allocation of Losses" in this free writing prospectus and the interest portion of any losses borne by the Class A Non-PO Certificates of such group will be allocated among such certificates (and the related exchangeable certificates) as described under "Description of the Certificates--Interest" in this free writing prospectus. However, the share of principal losses allocated to a class of super senior certificates will be borne by the related class of super senior support certificates, together with such class of super senior support certificates' own share of losses. To this extent, a class of super senior support certificates is subordinate to its related class or classes of super senior certificates. See "Description of the Certificates--Interest", "--Subordination of Class B Certificates" and "--Allocation of Losses" in this free writing prospectus.

If you are purchasing Class B Certificates that support more than one group of Class A Certificates, you should be aware that losses from all the related loan groups will be allocated to your certificates before being borne by any of the related Class A Non-PO Certificates or the related exchangeable certificates. If you are purchasing Class A Non-PO Certificates of a group or any related exchangeable certificates and the related Class B Certificates support more than one group of Class A Certificates, you should be aware that if the mortgage loans in an unrelated loan group experience a disproportionate amount of losses, the principal balances of the Class B Certificates may be reduced to zero sooner than you anticipated, which increases the likelihood that your Class A Non-PO Certificates or any related exchangeable certificates may experience losses.

See "Description of the Certificates--Distributions," "--Subordination of Class B Certificates" and "--Allocation of Losses" in this free writing prospectus.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans in a loan group will affect the investment performance of the related offered certificates.

No one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the applicable mortgage loans are higher or lower than you anticipate, the investment performance of the related offered certificates may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans and the manner in which prepayments are allocated among the classes of certificates are discussed in this free writing prospectus under "Description of the Certificates --Principal (Including Prepayments)" and "Prepayment and Yield Considerations."

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

Yield

The actual yield on your certificates depends on the:

      o     pass-through rate, if any;

      o     price paid;

      o     absence or occurrence of interest shortfalls or losses;

      o     absence or occurrence of principal losses; and

      o     rate and timing of principal prepayments.

If you purchase offered certificates, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the applicable mortgage loans.

      o If you purchase your certificate at an amount equal to its unpaid principal balance--that is, at "par" -- your effective yield will approximate the pass-through rate on that certificate.

      o If you pay less or more than the unpaid principal balance of your certificate--that is, buy the certificate at a "discount" or "premium," respectively--then your effective yield will be higher or lower, respectively, than the pass-through rate on the certificate, because such discount or premium will be amortized over the life of the certificate.

      o Any deviation in the actual rate of prepayments on the applicable mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated.

The yield to maturity of classes subordinated to other classes will be more sensitive to losses due to liquidations of the related mortgage loans and the timing thereof than the classes to which they are subordinated.

If you are purchasing super senior support certificates, which are subordinate to the related super senior certificates, after the related Class B Certificates are no longer outstanding, you should consider the effect of this increased sensitivity to losses on your yield to maturity.

A slower than anticipated rate of principal payments on the applicable mortgage loans (or the applicable discount mortgage loans, in the case of a class of Class A-PO Certificates) will have a negative effect on the yield to maturity of certificates purchased at a discount.

A faster than anticipated rate of principal payments on the applicable mortgage loans will have a negative effect on the yield to maturity of certificates purchased at a premium or interest only certificates. A rapid rate of principal payments on the applicable mortgage loans could result in the loss of all or part of the initial investment.

Reinvestment Risk

As stated above, if you purchase an offered certificate at par, fluctuations in the rate of distributions of principal will generally not affect your yield to maturity. However, the total return on your investment, even if you purchase your certificates at par, will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate or, in the case of principal only or interest only certificates, the expected yield.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

      o The "weighted average life" of an offered certificate (other than an interest only certificate) is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance (or maximum initial principal balance in the case of exchangeable REMIC or exchangeable certificates) of the certificate is distributed to the investor.

      o The "weighted average life" of an interest only certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar reduction in the notional amount (or maximum initial notional amount in the case of exchangeable REMIC or exchangeable certificates) of such certificate occurs.

Low rates of prepayment on the applicable mortgage loans may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected even though the yield to maturity on your certificates is unaffected.

See "Prepayment and Yield Considerations" in this free writing prospectus.

FEDERAL INCOME TAX STATUS

For federal income tax purposes, the trust estate or designated portions thereof will be treated as one or more REMICs.

      o The offered certificates (other than the residual certificates and any exchangeable certificates) and the classes of Class B Certificates will constitute "regular interests" in a REMIC and will be treated as newly-originated debt instruments for most federal income tax purposes.

      o Generally, for a class of component certificates, each component, rather than the class itself, will constitute a regular interest in a REMIC.

      o The residual certificates will represent the sole "residual interest" in each REMIC.

You must report income received on your certificates as it accrues from distribution date to distribution date, even if it is before such income is distributed in cash to you.

Certain classes of certificates may be issued with "original issue discount." If your class of certificates is issued with original issue discount, you must report original issue discount income over the life of your certificate, often well before such income is distributed in cash to you. See "Federal Income Tax Considerations" in this free writing prospectus.

The arrangement under which the exchangeable certificates are created will be classified as a grantor trust and each class of exchangeable certificates will represent beneficial ownership of an interest in each related exchangeable REMIC certificate.

The residual certificates will not be treated as debt instruments for federal income tax purposes. Instead, if you are a holder of a residual certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. You may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of a residual certificate.

In addition, certain transfers of the residual certificates may be disregarded for federal tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" and "Federal Income Tax Considerations" in this free writing prospectus and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Federal Income Tax Consequences for Exchangeable Certificates" in the base prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

The residual certificates may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" and "ERISA Considerations" in this free writing prospectus.

LEGAL INVESTMENT

      o The Class A and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

      o The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under this act.

Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the offered certificates and should consult their own legal, tax, financial and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the offered certificates.

See "Legal Investment" in the base prospectus.

                                   THE SPONSOR

      The Sponsor, Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

      See "The Sponsor," "The Sponsor's Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the base prospectus for more information about the Sponsor, its securitization programs, underwriting criteria and procedures used to originate the Mortgage Loans and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

      Information concerning the Sponsor's prior residential mortgage loan securitizations of the same asset type as the Mortgage Loans is available on the internet as set forth previously in this free writing prospectus.

      Static pool performance may have been affected by various factors relating to the underlying borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool performance. See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the Sponsor's static pool performance data may not be indicative of the future performance of the Mortgage Loans.

      For additional information concerning static pool information, see "Static Pool Information" in the base prospectus.

                                  THE DEPOSITOR

      Wells Fargo Asset Securities Corporation (the "Depositor") is a direct, wholly owned subsidiary of Wells Fargo Bank and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

      The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and home equity asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

      The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date, including, but not limited to, repurchasing or substituting Mortgage Loans due to breaches of representations and warranties or as a result of defective documentation, repurchasing at its option certain Mortgage Loans that have become delinquent, repurchasing Mortgage Loans that are required to be transferred to the Sponsor in order to permit the Sponsor to exercise rights that it may have against the originator of the Mortgage Loans or, in the circumstances described in the prospectus under "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans," repurchasing all of the Mortgage Loans.

      The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

      See "The Depositor" in the base prospectus for more information about the Depositor.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling and Servicing Agreement. The Trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31. The Trust will be administered by the Trustee and the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement.

                                   THE TRUSTEE

      HSBC Bank USA, National Association ("HSBC Bank") will act as trustee (in such capacity, the "Trustee") under the Pooling and Servicing Agreement. HSBC Bank is a national banking association. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust or at such other address as the Trustee may designate from time to time.

      HSBC Bank, has been, and currently is, serving as trustee for numerous securities transactions involving similar residential mortgage pool assets to those found in this transaction.

      The Trustee has limited administrative responsibilities under the terms of the Pooling and Servicing Agreement. The Trustee is not responsible for securities administration, does not monitor access to and activity in the Certificate Account or compliance with covenants in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee will be required to make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans serviced by Wells Fargo Bank if Wells Fargo Bank, as Servicer, fails to make a Periodic Advance required by the related Wells Fargo Underlying Servicing Agreement. See "Description of the Certificates--Periodic Advances" herein.

      The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

      See "The Pooling and Servicing Agreement--The Trustee" in the base prospectus for more information about the Trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                               THE MASTER SERVICER

      The Corporate Trust Services division of Wells Fargo Bank will act as master servicer (the "Master Servicer") of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mortgage Loans to be serviced in the event a Servicer (other than Wells Fargo Bank) is terminated and a successor servicer is not appointed, provide certain reports to the Certificateholders regarding the Mortgage Loans and the Certificates and make Periodic Advances to the limited extent described herein. See "Description of the Certificates--Periodic

Advances" herein. As of the date of this free writing prospectus, the Master Servicer has not failed to make any required Periodic Advance with respect to any issuance of residential mortgage backed securities.

      In addition, the Master Servicer will be responsible for securities administration of the Trust. In such capacity, the Master Servicer is responsible for pool performance calculation, distribution calculations, the administration of exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates, the preparation of monthly distribution reports and the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements), annual reports on Form 10-K and certain reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

      The assessment of compliance with applicable servicing criteria prepared by the Corporate Trust Services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration and master servicing functions for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. Such assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. Such assessment further states that all necessary adjustments to Wells Fargo Bank's Corporate Trust Services Division data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

      Under the Pooling and Servicing Agreement, any good faith interpretation of the Master Servicer of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Master Servicer concludes are ambiguous or unclear will be binding on Certificateholders.

      See "The Sponsor" in the base prospectus for more information about Wells Fargo Bank and "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus for more information about Wells Fargo Bank in its capacity as Master Servicer.

                                THE PAYING AGENT

      The Corporate Trust Services division of Wells Fargo Bank will also act as paying agent (the "Paying Agent") under the Pooling and Servicing Agreement. The Paying Agent is responsible for making distributions to Certificateholders. The Paying Agent will establish and maintain a payment account which will be a trust account and which may be the Certificate Account for so long as the Master Servicer is also acting as the Paying Agent (the "Payment Account"). On each Distribution Date or, if Wells Fargo is no longer acting as Paying Agent, on the business day prior to each Distribution Date, the Master Servicer will deposit funds from the Certificate Account into the Payment Account. The Paying Agent will make payments to Certificateholders with the funds in the Payment Account on the related Distribution Date.

      See "The Sponsor" in the base prospectus for more information about Wells Fargo Bank.

                                  THE SERVICER

      As of the Closing Date, the Sponsor will, and one or more other entities (each, a "Servicer") may, provide customary servicing functions for the Mortgage Loans. As of the Closing Date, the Sponsor, as Servicer, will service all or a significant portion of the Mortgage Loans in accordance with the terms of the servicing agreement, dated the Closing Date (the "Wells Fargo Underlying Servicing Agreement") between the Master Servicer and the Sponsor, as Servicer. Although not known at the date of this free writing prospectus, there may be other Servicers servicing the Mortgage Loans, including other Servicers servicing 10% or more of the Mortgage Loans. The rights to enforce a Servicer's obligations under the applicable Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, a Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the

Mortgage Loans. As of the date of this free writing prospectus, the Sponsor, as Servicer, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

      A Servicer may perform any of its obligations under the applicable Underlying Servicing Agreement through one or more subservicers. The Sponsor, as Servicer, has not engaged any subservicers as of the date of this free writing prospectus. Despite the existence of subservicing arrangements, a Servicer will be liable for its servicing duties and obligations under the Underlying Servicing Agreement as if that Servicer alone were servicing the Mortgage Loans.

      Wells Fargo Bank, in its capacity as Servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

            1. 1122(d)(3)(i) - Delinquency Reporting - For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

            2. 1122(d)(4)(vii) - Notification of Intent to Foreclosure - Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

      See "The Sponsor," "Servicing of the Mortgage Loans--The Servicers," "--Servicing Experience and Procedures of Wells Fargo Bank" and "The Pooling and Servicing Agreement" in the base prospectus for more information about the Sponsor, as Servicer, the Sponsor's servicing experience, its servicing procedures and its obligations under the Pooling and Servicing Agreement.

      See "Servicing of the Mortgage Loans" in the base prospectus.

                                  THE CUSTODIAN

      Wells Fargo Bank will act as custodian (the "Custodian") of the mortgage files pursuant to the custodial agreement, dated the Closing Date (the "Custodial Agreement") among the Trustee, the Depositor, the Master Servicer and the Custodian. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. The mortgage files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

      See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the base prospectus for more information about the Custodian and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                            ROLES OF WELLS FARGO BANK

      As discussed herein, Wells Fargo Bank is the Sponsor and will act as the Custodian, the Master Servicer, the Paying Agent, a significant Servicer and a significant originator with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer, Paying Agent and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See "Summary Information-Affiliations" in this free writing prospectus.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Issuing Entity will issue the series of Mortgage Pass-Through Certificates set forth on the cover hereof (the "Certificates") on the Closing Date.

      The Certificates will consist of three or more classes of senior certificates (the "Class A Certificates") and six or more classes of junior certificates (the "Class B Certificates" or "Subordinated Certificates"). One or more Classes of Class A Certificates may be comprised of two or more components (each, a "Component"). The Class A Certificates (other than Exchangeable Certificates), or in the case of Component Certificates, the Components may comprise one group or may be divided into two or more groups (each, a "Group"). The Class B Certificates may comprise one group or may be divided into two or more groups. Each group of Class B Certificates will consist of six Classes of Class B Certificates designated "1" through "6" for each group. Each group of the Class B Certificates will provide subordination for one or more Groups of Class A Certificates and the related Exchangeable Certificates. A group of Class B Certificates is related to the Group or Groups of Class A Certificates and the related Exchangeable Certificates which it supports. The Class A Certificates (other than the Class A-PO Certificates and any Exchangeable Certificates) are referred to herein as the "Class A Non-PO Certificates." The Exchangeable Certificates are not part of any Group, but will receive their proportionate share of distributions allocated to the related Class A Non-PO Certificates. Only the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are being offered through this free writing prospectus (the "Offered Certificates").

      The Components of a Class of Component Certificates are not severable. Each Component of a Class may have different principal and/or interest characteristics. The discussions herein of the characteristics of a Class of Class A Certificates is equally applicable to a Component with the same characteristics.

Exchangeable REMIC and Exchangeable Certificates

      General

      Certain Class or Classes of Class A Non-PO Certificates (the "Exchangeable REMIC Certificates") may be exchangeable for certain other Class or Classes of Class A Certificates (the "Exchangeable Certificates"). Once exchanged, the Exchangeable Certificates may be exchanged back to the related Exchangeable REMIC Certificates. This process may occur repeatedly. See "Description of the Certificates--Exchangeable Certificates" in the base prospectus and "There Are Risks Relating to Exchangeable REMIC Certificates and Exchangeable Certificates" in Appendix A.

      The Classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the entitlement of the Classes of Exchangeable Certificates to distributions of principal and/or interest, will depend upon any distributions of principal on or allocation of losses to the Exchangeable REMIC Certificates, as well as any exchanges that occur. The principal balance or notional amount of an Exchangeable Certificate on any date will be the product of the maximum principal balance or maximum notional amount of the

Class on such date, as reported by the Master Servicer, and the Percentage Interest in the Class evidenced by that Certificate.

      Procedures

      If a Certificateholder wishes to exchange Certificates, the Certificateholder must notify the Master Servicer by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed exchange date. The exchange date can be any business day from the 25th day of the month through the second to last business day of the month (or such other period specified by the underwriter of the Class A Certificates to the investors), subject to the Master Servicer's approval. In addition, the Certificateholder must provide notice on the Certificateholder's letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, the outstanding principal balance or notional amount and the portion of Maximum Initial Principal Balance or Maximum Initial Notional Amount of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the Master Servicer will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the "deposit and withdrawal system" at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

      In connection with each exchange, the Certificateholder must pay the Master Servicer an exchange fee of $5,000.

Book-Entry Certificates

      Persons acquiring beneficial ownership interests in Book-Entry Certificates will hold such Certificates through The Depository Trust Company (in the United States), or Clearstream or Euroclear (in Europe) under certain circumstances as more fully described in the base prospectus under "Description of the Certificates--Book Entry Form."

Distributions

      On each Distribution Date, the Paying Agent will make monthly distributions of interest and in reduction of Principal Balance to holders of each Class of Certificates, to the extent of each Class's entitlement thereto. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the Record Date. The "Record Date" is generally the last business day of the preceding month. For certain Classes of Class A Certificates it may be the business day preceding such Distribution Date.

      The aggregate amount available for distribution to the Class A Certificates of a Group, including any related Exchangeable Certificates, on each Distribution Date will be the Pool Distribution Amount for the related Loan Group. Each group of Class B Certificates will receive distributions from one or more Pool Distribution Amounts depending on whether such group supports one or more Groups of Class A Certificates. The "Pool Distribution Amount" for a Loan Group for a Distribution Date will be the sum of:

      (i) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the Mortgage Loans in the Loan Group received by the Master Servicer, including without limitation any related insurance proceeds, any proceeds received as a result of a substitution of a Mortgage Loan in the Loan Group and the proceeds of any purchase of a related Mortgage Loan in the Loan Group for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Mortgage Loan in the Loan Group on or prior to the Remittance Date in the month in which such Distribution Date occurs;

      (ii) all Periodic Advances made with respect to a Mortgage Loan in the Loan Group; and

      (iii) all other amounts with respect to a Mortgage Loan in the Loan Group (including any insurance proceeds and Compensating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to Mortgage Loans in the Loan Group as to which one or more unreimbursed Periodic Advances has been made;

            (b) those portions of each payment of interest on a particular Mortgage Loan in the Loan Group which represent (i) the applicable Servicing Fee, (ii) the Master Servicing Fee and (iii) the Fixed Retained Yield, if any;

            (c) all amounts with respect to Mortgage Loans in the Loan Group representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (d) all Unscheduled Principal Receipts with respect to Mortgage Loans in the Loan Group that were received by the Servicers after the Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (e) all repurchase proceeds with respect to the Mortgage Loans in the Loan Group repurchased by the Depositor on or following the Determination Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any Mortgage Loan in the Loan Group for which a Mortgage Loan was substituted over the unpaid principal balance of such substitute Mortgage Loan on or following the Determination Date in the month in which such Distribution Date occurs;

            (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan in the Loan Group or proceeds of any Mortgaged Property with respect to Mortgage Loans in the Loan Group that becomes owned by the Trust Estate which represents (i) any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or the Master Servicer, respectively, is entitled, (ii) any unpaid Fixed Retained Yield or (iii) any unreimbursed Periodic Advances;

            (g) all amounts representing certain expenses reimbursable to the Master Servicer, any Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or any Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

            (h) reinvestment earnings on payments received in respect of the Mortgage Loans in the Loan Group or on other amounts on deposit in the Certificate Account;

            (i) Liquidation Profits with respect to Mortgage Loans in the Loan Group;

            (j) Month End Interest with respect to Mortgage Loans in the Loan Group; and

            (k) amounts reimbursable to a Servicer for PMI Advances with respect to Mortgage Loans in the Loan Group.

      See "Description of the Certificates--Distributions to Certificateholders" in the base prospectus.

      Each Servicer is required to deposit in the Certificate Account by the Remittance Date certain amounts in respect of the Mortgage Loans as set forth in the base prospectus under "Servicing of the Mortgage Loans --Payments on Mortgage Loans." The Master Servicer is required to cause to be remitted to the Payment Account on or prior to the Distribution Date any payments constituting part of the Pool Distribution Amount that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "-- Periodic Advances," neither the Master Servicer nor the Paying Agent is obligated to remit any amounts which a Servicer was required but failed to deposit in the Certificate Account.

      On each Distribution Date, the amount available for distribution of interest and principal on the Certificates will be allocated to the Certificates (other than the Exchangeable Certificates) as described below. Distribution amounts allocated to a Class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have ever occurred. If exchanges of all or a portion of a Class of Exchangeable REMIC Certificates have occurred, a Class of Exchangeable Certificates will be entitled to receive its proportionate share of distributions allocated to the related Exchangeable REMIC Certificates.

      On each Distribution Date, the Pool Distribution Amount for a Loan Group will be allocated among the Classes of Class A Certificates of the related Group and the related Class B Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

            first, to the Classes of Class A Certificates of the Group, in an aggregate amount up to the sum of their Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to a Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Accretion Directed Certificates and that Class of Accrual Certificates;

            second, to the Classes of Class A Certificates of the Group in an aggregate amount up to the sum of their unpaid Interest Shortfall Amounts; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to a Class of Accrual Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Accretion Directed Certificates and that Class of Accrual Certificates;

            third, concurrently, pro rata, to (A) the Class A Non-PO Certificates of the Group, based on and up to the Class A Non-PO Optimal Principal Amount, and (B) the Class A-PO Certificates of the Group, based on and up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates of the Group in an amount up to the Class A-PO Deferred Amount, but only from amounts otherwise distributable (without regard to this priority) to the related Classes of Class B Certificates in reverse order of priority from their respective Class B Principal Distribution Amounts; and

            fifth, sequentially to the related group of Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Class shall receive (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class B Certificates of the group with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority fifth clause (C) to any Classes of Class B Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-PO Deferred Amounts for the related Group or Groups in accordance with priority fourth above.

      The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Class will generally be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate (or the portion of the Maximum Initial Principal Balance or Maximum Initial Notional Amount represented by such Certificate in the case of an Exchangeable REMIC Certificate or Exchangeable Certificate) by the initial Principal Balance or notional amount of such Class (or the Maximum Initial Principal Balance or Maximum Initial Notional Amount in the case of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates).

Interest

      Each interest-bearing Class of Certificates (other than the Exchangeable Certificates) will be entitled, on each Distribution Date, to an amount of interest the "Interest Accrual Amount" that equals (a) the product of (i) 1/12th of the Pass-Through Rate for such Class and (ii) the outstanding Principal Balance or notional amount of such Class minus (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class, (ii) any Relief Act Shortfall allocable to such Class and (iii) in the case of the Class A Certificates, the interest portion of any Realized Losses allocable to such Class on or after the applicable Subordination Depletion Date.

      The Interest Accrual Amount for a Class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have ever occurred. If exchanges of all or a portion of a Class of Exchangeable REMIC Certificates have occurred, a Class of Exchangeable Certificates will be entitled to receive its proportionate share of distributions of interest allocated to the related Exchangeable REMIC Certificates.

      The Interest Accrual Amount for a Class of Component Certificates will equal the Interest Accrual Amounts of its Components.

      If a Class of Class A Non-PO Certificates has no Principal Balance and is entitled to receive interest only, that interest is calculated based on a notional amount. The notional amount is generally equal to a specified percentage of the Principal Balance of another Class or Classes of Class A Certificates.

      Interest on each Class of Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "Pass-Through Rate" for a group of Class B Certificates supporting one Group of Class A Certificates will be a per annum rate equal to the Deal Rate. The Pass-Through Rate for a group of Class B Certificates supporting two or more Groups of Class A Certificates will be a per annum rate equal to (i) the weighted average (based on the Group Subordinate Amounts) of the Deal Rates of the Groups or (ii) if the Deal Rate for each Group is the same, the Deal Rate. The Pass-Through Rate for each Class of Class A Certificates will be determined by the underwriter for the Class A Certificates.

      The Class A-PO Certificates are not entitled to any payments of interest and are Principal Only Certificates. Certain other Classes of Class A Certificates may be Principal Only Certificates.

      The "Group Subordinate Amount" with respect to any Loan Group is equal to the excess of the Pool Balance (Non-PO Portion) for such Loan Group over the Class A Non-PO Principal Balance of the related Group of Class A Certificates.

      Subject to the adjustment described below, the "Principal Balance" of a Class of Certificates (other than the Exchangeable Certificates) as of any date will generally be the principal balance of such Class on the date of initial issuance of the Certificates, or, in the case of a Class of Exchangeable REMIC Certificates the Maximum Initial Principal Balance, plus, in the case of a Class of Accrual Certificates, any applicable Accrual Distribution Amounts, less all amounts previously distributed on such Class in reduction of the principal balance of such Class on prior Distribution Dates (or, in the case of Exchangeable REMIC Certificates, distributed in reduction of the principal balance of such Class and any related Class of Exchangeable Certificates) including, in the case of a Class of Class B Certificates, any payments in respect of the Class A-PO Deferred Amounts made from principal otherwise distributable to such Class of Class B Certificates. The Principal Balance of a Class of Component Certificates will equal the sum of the Principal Balances of its Components.

      The notional amounts and Principal Balances of Exchangeable REMIC Certificates are calculated assuming no exchanges have occurred.

      Because Exchangeable Certificates receive distributions of interest and principal and are allocated Realized Losses based on distribution amounts and losses allocated to the related Exchangeable REMIC Certificates, a Class of Exchangeable Certificates has no "notional amount" or "Principal Balance" as such terms are used in this free writing prospectus. However, a holder of an Exchangeable Certificate can calculate the principal balance or notional amount of its Certificate as described under "-- Exchangeable REMIC and Exchangeable Certificates" above for purposes of calculating interest distributions on its Exchangeable Certificate on any Distribution Date (before the allocation of any interest losses or shortfalls).

      The "Maximum Initial Principal Balance" of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates is the maximum principal balance that can be outstanding on such Class as of the initial issuance of the Certificates assuming, in the case of the Exchangeable REMIC Certificates, no exchanges are made and assuming, in the case of the Exchangeable Certificates, all exchanges are made.

      The "Maximum Initial Notional Amount" of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates is the maximum notional amount that can be outstanding on such Class as of the initial issuance of the Certificates assuming, in the case of the Exchangeable REMIC Certificates, no exchanges were made and assuming, in the case of the Exchangeable Certificates, all exchanges are made.

      After distributions of principal have been made on a Distribution Date, the Principal Balances of the Certificates will be adjusted. The Principal Balance of the Class A-PO Certificates of a Group will be adjusted to equal the

Adjusted Pool Amount (PO Portion) for the related Loan Group. For a group of Class B Certificates supporting one Group of Class A Certificates, the Principal Balance of the most subordinate Class of Class B Certificates then outstanding will be adjusted so that the Aggregate Non-PO Principal Balance will be equal to the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group. For a group of Class B Certificates supporting two or more Groups of Class A Certificates, the Principal Balance of the most subordinate Class of Class B Certificates then outstanding will be adjusted so that the Aggregate Non-PO Principal Balance will be equal to the Adjusted Pool Amounts (Non-PO Portion) for the related Loan Groups. After the applicable Subordination Depletion Date, the Principal Balances of the Class A Non-PO Certificates of a Group will be adjusted to equal the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group. See "--Allocation of Losses" below.

      Notwithstanding the foregoing, the Principal Balance of a Class may not be increased such that it exceeds the initial Principal Balance of such Class (plus any applicable Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed on such Class in reduction of the Principal Balance thereof.

      A Recovery with respect to a loss on a Mortgage Loan in a Loan Group will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding then-outstanding related Classes of Certificates. A Class of Certificates (including a Class of Exchangeable Certificates that has no outstanding principal balance) will cease to be entitled to any distribution after its Principal Balance is reduced to zero for any reason. It is possible that such payment will not be made to the Class that originally bore the loss. Further, even though a Class may have previously had its Principal Balance reduced as a result of a loss for which there is later a Recovery, that Class will not be entitled to any interest on the amount of such reduction. Because a Recovery results in a payment of principal to certain Classes without a corresponding decrease in the related Adjusted Pool Amount (Non-PO Portion) or Adjusted Pool Amount (PO Portion), the Principal Balance of the most subordinate related Class then outstanding (which may not be the Class that originally bore the loss if such Class is no longer outstanding) or the applicable Class A-PO Certificates may be increased or such Principal Balance may be decreased by a lesser amount than would otherwise be the case based on any Realized Losses allocable to such Class.

      The "Class A Principal Balance" of a Group as of any date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates of the Group as of such date.

      The "Class A Non-PO Principal Balance" of a Group as of any date will be equal to the sum of the Principal Balances of the Classes of Class A Non-PO Certificates of the Group as of such date.

      The "Class B Principal Balance" of a group of Class B Certificates supporting one or more Groups as of any date will be equal to the sum of the Principal Balances of the Classes of Class B Certificates of the group as of such date.

      With respect to Classes of Certificates where one group of Class B Certificates supports one Group of Class A Certificates, the "Aggregate Principal Balance" of those Certificates as of any date will be equal to the Class A Principal Balance of such Group of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates. With respect to Classes of Certificates where one group of Class B Certificates supports two or more Groups of Class A Certificates, the Aggregate Principal Balance of those Certificates as of any date will be equal to the sum of the Class A Principal Balances of such Groups of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates as of such date.

      With respect to Classes of Certificates where one group of Class B Certificates supports one Group of Class A Certificates, the "Aggregate Non-PO Principal Balance" of those Certificates as of any date will be equal to the Class A Non-PO Principal Balance of such Group of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates. With respect to Classes of Certificates where one group of Class B Certificates supports two or more Groups of Class A Certificates, the Aggregate Non-PO Principal Balance of those Certificates as of any date will be equal to the sum of the Class A Non-PO Principal Balances of such Groups of Class A Certificates and the Class B Principal Balance of such group of Class B Certificates as of such date.


      With respect to any Distribution Date and each Loan Group, the "Adjusted Pool Amount" will equal the aggregate unpaid principal balance of the Mortgage Loans in the Loan Group as of the Cut-Off Date minus the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates,
(ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on such Mortgage Loans from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

      With respect to any Distribution Date and each Loan Group, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan in the Loan Group outstanding as of the Cut-Off Date of the product of (A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loan for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on such Mortgage Loan from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

      With respect to any Distribution Date and each Loan Group, the "Adjusted Pool Amount (Non-PO Portion)" will equal the Adjusted Pool Amount of the Loan Group less the Adjusted Pool Amount (PO Portion) of the Loan Group.

      The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the applicable Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Fixed Retained Yield rate, if any, for such Mortgage Loan. See "Pooling and Servicing Agreement--Fixed Retained Yield" herein.

      As to any Distribution Date and Classes of Certificates where one group of Class B Certificates supports one Group of Class A Certificates, Prepayment Interest Shortfalls in respect of the related Loan Group, to the extent that they exceed Compensating Interest in respect of such Loan Group, and Curtailment Interest Shortfalls in respect of such Loan Group are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates of the related Group according to the percentage obtained by dividing the Class A Non-PO Principal Balance of such Group by the applicable Aggregate Non-PO Principal Balance and (ii) the Class B Certificates of such group according to the percentage obtained by dividing the Class B Principal Balance of such group by the applicable Aggregate Non-PO Principal Balance. As to any Distribution Date and Classes of Certificates where one group of Class B Certificates supports two or more Groups of Class A Certificates, Prepayment Interest Shortfalls in respect of the related Loan Groups in the aggregate, to the extent that they exceed Compensating Interest, and Curtailment Interest Shortfalls in respect of such Loan Groups in the aggregate are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the sum of the Class A Non-PO Principal Balances of such Groups by the applicable Aggregate Non-PO Principal Balance and (ii) the related Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance of such Class B Certificates by the applicable Aggregate Non-PO Principal Balance. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of Certificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A Non-PO Certificates of the related Group or Groups will be allocated among the Classes of Class A Non-PO Certificates of such Group or Groups, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the related Class B Certificates will be allocated among such Classes of Class B Certificates, pro rata, on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

      Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any other interest shortfalls arising from Unscheduled Principal Receipts, other than Curtailments, will be borne first by the related Classes of Class B Certificates in reverse numerical order and then pro rata by the Class A Certificates of the related Group or Groups, based on interest accrued. See "--Subordination of Class B Certificates" herein. After the applicable Subordination Depletion Date, all interest shortfalls arising from the timing of receipt of Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Non-PO Certificates.

      See "Description of the Certificates--Distributions to Certificateholders--Distributions of Interest" in the base prospectus for a discussion of Prepayment Interest Shortfalls, Curtailment Interest Shortfalls and Compensating Interest.

      Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Servicemembers Civil Relief Act, as it may be amended from time to time, or comparable state legislation ("Relief Act Shortfalls") will be allocated among the applicable Class A Certificates and applicable Class B Certificates in the same manner as Non-Supported Interest Shortfalls.

      Allocations of the interest portion of Realized Losses with respect to the Mortgage Loans in a Loan Group first to the related Classes of Class B Certificates in reverse numerical order will result from the priority of distributions first to the holders of the related Class A Certificates and then to the holders of the related Classes of Class B Certificates in numerical order of the Pool Distribution Amounts as described above under "--Distributions."

  On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates pursuant to the Pool Distribution Amount Allocation is less than such Class's Interest Accrual Amount, the amount of any such deficiency (as to each Class, an "Interest Shortfall Amount") will be added to the amount of interest distributable with respect to such Class on subsequent Distribution Dates, but only for so long as such Class's Principal Balance or notional amount is greater than zero. No interest will accrue on any Interest Shortfall Amounts.

      Under certain circumstances, where one group of Class B Certificates supports two or more Groups of Class A Certificates the unpaid Interest Shortfall Amounts for such Groups of Class A Certificates will be payable from amounts otherwise distributable as principal on the Class B Certificates in reverse order of priority. See "--Cross-Collateralization" below.

      Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Accrual Amount for a Class of Accrual Certificates will accrue on such Class, but such amount will not be distributed as interest to such Class until such Accretion Termination Date. Prior to such time, an amount equal to the accrued and unpaid interest on such Class will be added to the Principal Balance thereof and distributed to certain Accretion Directed Certificates and that Class of Accrual Certificates. The "Accretion Termination Date" will be the Distribution Date on which the Class of Accrual Certificates begins to receive payments of interest.

Principal (Including Prepayments)

      The principal balance of a Certificate (other than an Interest Only or Exchangeable Certificate) at any time is equal to the product of the related Class's Principal Balance and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate (other than interest added to the Principal Balance of a Class of Accrual Certificates) and (ii) in the case of the Residual Certificates, any additional amounts to which the holders of such Certificates may be entitled as described below under "--Additional Rights of the Residual Certificateholders") to which the holders thereof are entitled from the cash flow on the Mortgage Loans at such time and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The principal balance of an Exchangeable Certificate will be determined as described under "-- Exchangeable REMIC and Exchangeable Certificates -- General" above.

      The following paragraphs describe the calculation of distributions on the Certificates, other than the Exchangeable Certificates. In the event that all or a portion of a Class of Exchangeable REMIC Certificates is exchanged for a proportionate portion of a Class of Exchangeable Certificates in a related exchangeable combination, a Class of such Exchangeable Certificates entitled to principal will be entitled to a proportionate share of the principal distributions otherwise payable on the Class of Exchangeable REMIC Certificates in the order of priority assigned to such Class of Exchangeable REMIC Certificates.

      Calculation of Amount to be Distributed on the Certificates

      Distributions in reduction of the Principal Balance of the Class A Non-PO Certificates of each Group will be made on each Distribution Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount for the Group with respect to such Distribution Date and any Accrual Distribution Amounts for the Classes of Accrual Certificates of the Group with respect to such Distribution Date. The allocation of the Class A Non-PO Principal Distribution Amount for the Group among the Classes of Class A Non-PO Certificates of the Group will be determined by the underwriter of the Class A Certificates.

      The "Accrual Distribution Amount" with respect to any Distribution Date and any Class of Accrual Certificates will be equal to the sum of (i) the current interest allocated but not distributed to such Class of Accrual Certificates on such Distribution Date in accordance with priority first of the Pool Distribution Amount Allocation and (ii) the unpaid Interest Shortfall Amount allocated but not distributed to such Class of Accrual Certificates on such Distribution Date in accordance with priority second of the Pool Distribution Amount Allocation.

      The "Class A Non-PO Principal Distribution Amount" with respect to any Distribution Date and each Group will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for the Group.

      Distributions in reduction of the Principal Balance of the Class A-PO Certificates of a Group will be made on each Distribution Date in an aggregate amount equal to the Class A-PO Distribution Amount for the Group. The "Class A-PO Distribution Amount" with respect to a Group and any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority third clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Optimal Principal Amount for the Group and (ii) the amount distributed pursuant to priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Deferred Amount for the Group.

      Distributions in reduction of the Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates of a group will be made on each Distribution Date first to the Class B-1 Certificates of the group, second to the Class B-2 Certificates of the group, third to the Class B-3 Certificates of the group, fourth to the Class B-4 Certificates of the group, fifth to the Class B-5 Certificates of the group and then to the Class B-6 Certificates of the group, pursuant to priority fifth clause (C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (each, a "Class B Principal Distribution Amount") up to the Class B Optimal Principal Amount for such Class.

      The "Class A Non-PO Optimal Principal Amount" for each Group, the "Class B Loan Group Optimal Principal Amount" for each Class of Class B Certificates with respect to each related Loan Group and the "Class A-PO Optimal Principal Amount" for each Group with respect to each Distribution Date will be an amount equal to the sum of:

      (I) for each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) the product of:

      (A) (i) in the case of the Class A Non-PO Optimal Principal Amount and each Class B Loan Group Optimal Principal Amount, the Non-PO Fraction for such Mortgage Loan and (ii) in the case of the Class A-PO Optimal Principal Amount, the PO Fraction for such Mortgage Loan; and

      (B) the sum of:

            (i) the applicable Class Percentage of the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs;

            (ii) the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled

      Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan;

            (iii) the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor, as described under the heading "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein; and

            (iv) the applicable Class Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such substitute Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mortgage Loan. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the base prospectus; and

      (II) in the case of the Class A-PO Certificates, the PO Fraction of each Recovery with respect to the related Loan Group in an aggregate amount not exceeding the Class A-PO Deferred Amount for the Group and in the case of the Class A Non-PO Certificates of the Group and each related Class of Class B Certificates, the applicable Class Prepayment Percentage of any Recoveries with respect to the related Loan Group not allocated to the Class A-PO Certificates of the Group.

      The "Class Percentage" will equal (i) the applicable Class A Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount for a Group; (ii) the applicable Class B Percentage, in the case of the calculation of the Class B Loan Group Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for a Group.

      The "Class Prepayment Percentage" will equal (i) the applicable Class A Prepayment Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount for a Group; (ii) the applicable Class B Prepayment Percentage, in the case of the calculation of the Class B Loan Group Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for a Group.

      The "Class B Optimal Principal Amount" for a Class of Class B Certificates is equal to the sum of the Class B Loan Group Optimal Principal Amounts for such Class.

      The "Class A-PO Deferred Amount" for a Group for any Distribution Date prior to the Subordination Depletion Date will equal the difference between:

      (A) the sum of:

            (i) the amount by which the Class A-PO Optimal Principal Amount for the Group for all prior Distribution Dates exceeds the amounts distributed to the Class A-PO Certificates of the Group on such prior Distribution Dates pursuant to priority third clause (B) of the Pool Distribution Amount Allocation; and

            (ii) the sum of the product for each Discount Mortgage Loan in the related Loan Group which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of:

                  (a) the PO Fraction for such Discount Mortgage Loan; and

                  (b) an amount equal to the principal portion of Realized
            Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan; and

      (B) the sum of:

            (i) the sum of the related Class A-PO Certificates' portion of Recoveries for such Distribution Date and prior Distribution Dates; and

            (ii) amounts distributed on the Class A-PO Certificates of the Group on prior Distribution Dates pursuant to priority fourth of the Pool Distribution Amount Allocation.

      On or after the Subordination Depletion Date, the Class A-PO Deferred Amount for a Group will be zero. No interest will accrue on any Class A-PO Deferred Amount.

      Class A-PO Deferred Amounts are payable only from amounts available to make principal distributions on the Class B Certificates. While the Principal Balances of any of the Class A Non-PO Certificates of a Group are greater than zero, the related Class B Certificates will receive no distributions of principal with respect to Unscheduled Principal Receipts with respect to the related Loan Group or as a result of the repurchase of Mortgage Loans in such Loan Group by the Depositor for a period not less than five years. Amounts available to pay Class A-PO Deferred Amounts and the timing thereof will be affected by this factor.

      The Principal Balances of the Class A-PO Certificates will not be reduced by distributions of amounts representing Class A-PO Deferred Amounts.

      The principal distribution to the holders of a Class of Class B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class B Certificates would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any related Class A Non-PO Certificates or any related Class of Class B Certificates with a lower numerical designation would be subject to reduction as a result of allocation of Realized Losses. The amount of any such reduction in the principal distributed to the holders of such Class of Class B Certificates will instead be distributed pro rata to the holders of any related Class (but not the Class A-PO Certificates) senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

      The "Non-PO Fraction" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by the applicable Deal Rate, but will not be greater than 1.0.

      The "Pool Balance (Non-PO Portion)" for a Loan Group for any Distribution Date is the sum for each outstanding Mortgage Loan in the Loan Group of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

      The "PO Fraction" with respect to any Mortgage Loan with a Net Mortgage Interest Rate less than the applicable Deal Rate (a "Discount Mortgage Loan"), will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan (a "Premium Mortgage Loan") will be zero.

      The "Pool Balance (PO Portion)" for a Loan Group for any Distribution Date is the sum for each outstanding Mortgage Loan in the Loan Group of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

      The "Class A Percentage" for a Group for any Distribution Date occurring on or prior to the Subordination Depletion Date is the percentage, which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance for the Group as of such date (before taking into account distributions in reduction of Principal Balance on such date) by the Pool Balance (Non-PO Portion) for the related Loan Group.

      The "Class A Prepayment Percentage" for each Group and any Distribution Date prior to the 61st Distribution Date (or a later Distribution Date if required by any rating agency rating the Certificates based on a high concentration of Interest Only Mortgage Loans or at the request of the underwriter of the Class A Certificates) will be 100% and thereafter will be the Class A Percentage for such Group for such Distribution Date plus the percentage of the applicable Subordinated Percentage for the applicable Loan Group indicated in the table below; provided, however, that if on any Distribution Date (i) where the related Class B Certificates support one Group, the Class A Percentage for such Group exceeds the initial Class A Percentage for such Group or (ii) where the related Class B Certificates support two or more Groups, the percentage, the numerator of which is equal to the sum of the Class A
Non-PO Principal Balance for each Group supported by the Class B Certificates and the denominator of which is equal to the sum of the Pool Balance (Non-PO Portion) for each related Loan Group (the "Aggregate Class A Percentage") exceeds the initial Aggregate Class A Percentage, the Class A Prepayment Percentage for the Group in the case of clause (i) will equal 100% for such Distribution Date and the Class A Prepayment Percentage for each Group in the case of clause (ii) will equal 100% for such Distribution Date. See "Prepayment and Yield Considerations" herein and in the base prospectus. Notwithstanding the foregoing, no reduction of the level of the Class A Prepayment Percentage for any related Group will occur on any Distribution Date if the Delinquency and Loss Tests are not met.

      The Delinquency and Loss Tests for a Group of Class A Certificates where the Group is the only Group supported by the related Class B Certificates are calculated based solely on the Mortgage Loans in the related Loan Group and are determined as of any Distribution Date as to which any reduction in the Class A Prepayment Percentage for such Group applies. The Delinquency and Loss Tests for multiple Groups of Class A Certificates where the Groups are supported by the same Class B Certificates are calculated based on the aggregate of the Mortgage Loans in the related Loan Groups and are determined as of any Distribution Date as to which any reduction in the Class A Prepayment Percentage for any such Group applies.

      The "Delinquency and Loss Tests" with respect to any Distribution Date are met if (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the applicable Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is less than 50% of the related Class B Principal Balance, (ii) cumulative Realized Losses with respect to the applicable Mortgage Loans are less than or equal to the percentages of the principal balance of the related Class B Certificates as of the Cut-Off Date (the "Original Class B Principal Balance") indicated in the table below and (iii) if required by a rating agency, as of such Distribution Date as to which any reduction in the Class A Prepayment Percentage for the Group applies, the Principal Balance of the Class of Class B Certificates rated in the category "BBB" or "Baa" is greater than 50% of the applicable Mortgage Loan with the largest outstanding principal balance on such Distribution Date.


                                                                  Percentage of
                                                                    Original
                                                  Percentage of      Class B
                                                  Subordinated      Principal
               Distribution Dates                  Percentage        Balance
---------------------------------------------- ----------------- ---------------
61st through 72nd                                     70%             30%
73rd through 84th                                     60%             35%
85th through 96th                                     40%             40%
97th through 108th                                    20%             45%
109th and each Distribution Date thereafter            0%             50%

      However, if required by any rating agency rating the Certificates because of a high concentration of Interest Only Mortgage Loans or at the request of the underwriter of the Class A Certificates, the range of Distribution Dates for each percentage may begin and end with later Distribution Dates.

      If on any Distribution Date the allocation to the Class A Non-PO Certificates of a Group of full and partial principal prepayments and other amounts in the percentage required as described above would reduce the outstanding Class A Non-PO Principal Balance of the Group below zero, the Class A Prepayment Percentage for the Group for such Distribution Date will be limited to the percentage necessary to reduce the Class A Non-PO Principal Balance of the Group to zero.

      This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Non-PO Certificates of a Group while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans in the related Loan Group evidenced by the related Class B Certificates. Increasing the respective interest of the related Class B Certificates in a Loan Group relative to that of the Class A Non-PO Certificates of the related Group is intended to preserve the availability of the subordination provided by the Class B Certificates. See "--Subordination of Class B Certificates" below.

      The "Subordinated Percentage" for a Loan Group and any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for the related Group for such date. The "Subordinated Prepayment Percentage" for a Loan Group and any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for the related Group for such date.

      The "Class B Percentage" and "Class B Prepayment Percentage" for a Class of Class B Certificates with respect to a related Loan Group and any Distribution Date will equal the portion of the Subordinated Percentage for the Loan Group and Subordinated Prepayment Percentage for the Loan Group, as the case may be, represented by the fraction the numerator of which is the Principal Balance for such Class of Class B Certificates and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates relating to such Loan Group entitled to principal distributions for such Distribution Date as described below. In the event that a Class of Class B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentages and Class B Prepayment Percentages for such Class will be 0% with respect to such Distribution Date.

      In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of principal and the Principal Balances of such subordinated Classes will not be used to determine the Class B Percentages and Class B Prepayment Percentages of the Classes of Class B Certificates that are senior to such subordinated Classes for such Distribution Date. The Class B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

      The "Original Fractional Interest" of a Class of Class B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the applicable initial Aggregate Non-PO Principal Balance. The Original Fractional Interest for a Class of Class B Certificates will equal the original subordination level for such Class. The "Current Fractional Interest" of a Class of Class B Certificates for any Distribution Date is the percentage obtained by dividing the sum of the Principal Balances of the Classes of Certificates that are subordinate to such Class by the applicable Aggregate Non-PO Principal Balance.

Cross-Collateralization

      Cross-collateralization is only applicable where two or more Groups of Class A Certificates are supported by one group of Class B Certificates. If cross-collateralization is applicable with respect to a group of Class B Certificates and the related Groups of Class A Certificates, the following discussion applies to such Class A and Class B Certificates.

      On each Distribution Date prior to the applicable Subordination Depletion Date but on or after the date on which the Principal Balances of the Class A Non-PO Certificates of a Group have been reduced to zero, amounts otherwise distributable as principal on the related Class B Certificates, in reverse order of priority, from their applicable Apportioned Class B Principal Distribution Amounts, will be paid as principal to the remaining Class A Non-PO Certificates in accordance with the payment priorities for the applicable Group determined by the underwriter of the Class A Certificates; provided that on such Distribution Date (a) the Aggregate Subordinated Percentage for such Distribution Date is less than a percentage determined in conjunction with the rating agencies representing the highest required level of subordination for any Group of Class A Certificates if there was not cross-collateralization, or (b) the average outstanding principal balance of the related Mortgage Loans delinquent 60 days or more over the last six months as a percentage of the Class B Principal Balance is greater than or equal to 100%. If the Class A Non-PO Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Non-PO Certificates of such Groups, pro rata in proportion to the aggregate Principal Balance of the Class A Non-PO Certificates of each such Group. Amounts distributable to a Class of Exchangeable REMIC Certificates will be distributed to the related Exchangeable Certificates in the same manner as principal distributions.

      With respect to each related Class of Class B Certificates and any Distribution Date, the "Apportioned Class B Principal Distribution Amount" will equal the product of (i) the applicable Class B Principal Distribution Amount less any amounts needed to pay any related Class A-PO Deferred Amounts and (ii) the applicable Apportionment Fraction.

      In the event the Principal Balances of the Class A Non-PO Certificates of a Group have been reduced to zero, the "Apportionment Fraction" for a related Class of Class B Certificates will equal a fraction the numerator of which is equal to the Class B Loan Group Optimal Principal Amount for the related Loan Group and the denominator of which is equal to the Class B Optimal Principal Amount.

      The "Aggregate Subordinated Percentage" at any time will equal the sum of the Principal Balances of the related Class B Certificates divided by the sum of the Pool Balance (Non-PO Portion) of the related Loan Groups.

      In addition, if on any Distribution Date the Class A Non-PO Principal Balance of a Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group (any such Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the related Class B Certificates, in reverse order of priority (other than amounts needed to pay any Class A-PO Deferred Amounts or unpaid Interest Shortfall Amounts as described below) will be paid as principal to the Class A Non-PO Certificates of the Undercollateralized Group in accordance with the payment priorities for the applicable Group determined by the underwriter of the Class A Certificates, until the aggregate Principal Balance of the Class A Non-PO Certificates of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group. Amounts distributable to a Class of Exchangeable REMIC Certificates will be distributed to the related Exchangeable Certificates in the same manner as principal distributions. In addition, the amount of any unpaid Interest Shortfall Amounts with respect to the Undercollateralized Group (including any Interest Shortfall Amount for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the related Class B Certificates, in reverse order of priority pursuant to priority fifth clause (C) of the Pool Distribution Amount Allocation (other than any amounts needed to pay any Class A-PO Deferred Amounts); such amount will be paid to the Undercollateralized Group in accordance with priority second of the Pool Distribution Amount Allocation. If two or more Groups are Undercollateralized Groups, the distributions described above will be made pro rata in proportion to the amount by which the aggregate Principal Balance of the Class A Non-PO Certificates of each such Group exceeds the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group. Amounts distributable to a Class of Exchangeable REMIC Certificates will be distributed to the related Exchangeable Certificates in the same manner as principal distributions.

Additional Rights of the Residual Certificateholders

      The Residual Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not such Class is receiving current distributions of principal or interest. The holders of the Residual Certificates will be entitled to receive the proceeds of the remaining assets of each REMIC, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of Principal Balance have reduced the Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of Principal Balance made on the Certificates on such date.

      In addition, the holders of the Residual Certificates will be entitled on each Distribution Date to receive any Pool Distribution Amounts remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made. It is not anticipated that there will be any material undistributed portion of the Pool Distribution Amounts.

Restrictions on Transfer of the Residual Certificates

      The Residual Certificates will be subject to restrictions on transfer and the Residual Certificates will contain a legend describing such restrictions.

      Tax-related restrictions on transfer are discussed under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the base prospectus.

      In addition, the Residual Certificates may not be purchased by or transferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any such plan or arrangement, an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or investing the assets of such Plan. See "ERISA Considerations" herein and in the base prospectus.

Periodic Advances

      Generally, each Servicer is required to advance delinquent payments of principal and interest on any Mortgage Loan in the Trust Estate to the extent that such Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). However, a Servicer will not make any advances with respect to the unpaid principal balance of a Balloon Loan remaining at maturity. Upon a Servicer's failure to make a Periodic Advance required by the applicable Underlying Servicing Agreement, the Trustee, if such Servicer is Wells Fargo Bank, or the Master Servicer, if such Servicer is not Wells Fargo Bank, will be required to make such Periodic Advance.

      Amounts advanced are reimbursable to the Servicer, the Master Servicer or the Trustee, as applicable, from amounts received on the related Mortgage Loan or from other funds in the Trust Estate if it is determined that the amounts advanced will not be recoverable from amounts received on such Mortgage Loan. See "Servicing of the Mortgage Loans--Periodic Advances and Limitations Thereon" in the base prospectus.

Subordination of Class B Certificates

      The rights of the holders of the Class B Certificates of a group to receive distributions with respect to the Mortgage Loans in the related Loan Group or Loan Groups will be subordinated to such rights of the holders of the related Class A Certificates and the rights of the holders of the Classes of Class B Certificates of a group with higher numerical designations to receive distributions with respect to the Mortgage Loans in the related Loan Group or Loan Groups will be subordinated to such rights of the holders of related Classes of Class B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the more senior Certificates protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates, all or a portion of such losses will be borne by such Class of Certificates.

      The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the more junior Classes of related Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the applicable Pool Distribution Amount or Amounts with respect to such date and, if necessary, by the right of such holders to receive future distributions on the related Mortgage Loans that would otherwise have been payable to the holders of the more junior Classes of related Certificates. Depending on the priorities established for distributing principal among the Class A Non-PO Certificates of a Group, some Classes of Class A Non-PO Certificates may be outstanding longer than other Classes of Class A Non-PO Certificates of the Group. The aggregate Principal Balance of a group of Class B Certificates will be reduced on each Distribution Date either through principal distributions or the allocation of Realized Losses. The longer a Class of Class A Non-PO Certificates is outstanding, the smaller the Principal Balances will be of the group of Class B Certificates providing subordination for such Class A Certificates (and any related Exchangeable Certificates).

      Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

Allocation of Losses

      Realized Losses on the Mortgage Loans in a Loan Group will not be allocated to the holders of the Class A Non-PO Certificates of the related Group or the Exchangeable Certificates until the date on which the aggregate Principal Balance of the related Subordinated Certificates has been reduced to zero (for each Group, the "Subordination Depletion Date"). Prior to such time, such Realized Losses will be allocated to the related Classes of Class B Certificates sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

      Prior to the applicable Subordination Depletion Date. the allocation of the Non-PO Fraction of the principal portion of a Realized Loss (other than a Debt Service Reduction) of a Mortgage Loan in a Loan Group will be effected through the adjustment of the Principal Balance of the most subordinate related Class of Class B

Certificates then outstanding in such amount as is necessary to cause the applicable Aggregate Non-PO Principal Balance to equal the related Adjusted Pool Amount (Non-PO Portion) or the sum of the related Adjusted Pool Amounts (Non-PO Portion).

      Allocations to the Classes of Class B Certificates of a group of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses, (iii) any shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trustee does not advance and (iv) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full and Curtailments) with respect to related Mortgage Loans will result from the priority of distributions of a Pool Distribution Amount first to the related Class A Certificates and then to such Classes of Class B Certificates in numerical order as described above under "--Distributions."

      After distributions of principal have been made on a Distribution Date, the allocation of the applicable Non-PO Fractions of the principal portion of Realized Losses in respect of the Mortgage Loans in a Loan Group allocated on or after the applicable Subordination Depletion Date will be effected through the adjustment of the applicable Class A Non-PO Principal Balance such that the Class A Non-PO Principal Balance equals the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group. The principal portion of such Realized Losses allocated to the Class A Non-PO Certificates of a Group will be allocated to such outstanding Classes of Class A Non-PO Certificates, pro rata, in accordance with their Principal Balances or, in the case of a Class of Accrual Certificates, its initial Principal Balance, if lower. The interest portion of any Realized Loss allocated to a Group on or after the Subordination Depletion Date will be allocated among the outstanding Classes of Class A Non-PO Certificates of the Group, pro rata, in accordance with their respective Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Non-PO Certificates of each such Class pro rata in accordance with their respective Percentage Interests.

      In the event that all or a portion of a combination of Classes of Exchangeable REMIC Certificates in any REMIC combination is exchanged for a proportionate portion of a Class of Exchangeable Certificates in a related exchangeable combination, any Class of such Exchangeable Certificates (other than a Class of Interest Only Certificates) will be allocated a proportionate share of the principal portion of Realized Losses allocated to the Classes of Exchangeable REMIC Certificates in the related REMIC combination. Any such losses will be allocated among the outstanding Certificates of each such Class of Exchangeable Certificates pro rata in accordance with their respective Percentage Interests.

      On or after the Subordination Depletion Date, the Principal Balance of a Class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such Class as provided in the preceding paragraph but also by the portion allocated to the related Class or Classes of Super Senior Certificates.

      A Class of Exchangeable Certificates received in an exchange of a Class or Classes of Exchangeable REMIC Certificates which are Super Senior Certificates, will be allocated a proportionate share of any decrease in the principal portion of Realized Losses allocated to the Super Senior Certificates in the REMIC combination. A Class of Exchangeable Certificates received in exchange of the Class of Exchangeable REMIC Certificates which are Super Senior Support Certificates will be allocated a proportionate share of the principal portion of Realized Losses allocated to the Super Senior Support Certificates in the REMIC combination.

      After distributions of principal have been made on a Distribution Date, the allocation of the PO Fraction of the principal portion of a Realized Loss of a Mortgage Loan in a Loan Group to the applicable Class A-PO Certificates will be effected through the adjustment of the Principal Balance of the applicable Class A-PO Certificates such that the Principal Balance of the Class A-PO Certificates equals the Adjusted Pool Amount (PO Portion) for the related Loan Group. The Class A-PO Certificates will be entitled to reimbursement for principal losses from amounts otherwise distributable as principal on the related Class B Certificates, in reverse numerical order.

      If due to losses on the Mortgage Loans in a Loan Group, the applicable Pool Distribution Amount is not sufficient to cover the Class A Non-PO Optimal Principal Amount of the related Group on a particular Distribution Date, then the Class A Percentage for such Group on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the related Class B Certificates in future payments of principal on the Mortgage Loans in the Loan Group.

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

      Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trustee and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

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

                        DESCRIPTION OF THE MORTGAGE LOANS

General

      The mortgage loans to be included in the Trust Estate will be fixed interest rate, monthly pay, one-to four-family, residential first mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be secured by first liens (the "Mortgages") on one-to four-family residential properties (the "Mortgaged Properties") and will have the additional characteristics described in Appendix B and in the base prospectus. Appendix B contains averages or weighted averages of certain specified expected characteristics of the Mortgage Loans. More detailed information about the individual expected characteristics of the Mortgage Loans is contained in a preliminary mortgage loan file, which has been or will be filed by the Depositor with the SEC. The preliminary mortgage loan file contains information on the portion of the Mortgage Loans which have been identified as of the date of this free writing prospectus. An updated mortgage loan file will be filed with the SEC when the remainder of the Mortgage Loans have been identified. This information is subject to change prior to the Closing Date. Once the Mortgage Loans to be included in the Trust Estate have been finalized the Depositor will file a final mortgage loan file with the SEC. To the extent that information in the preliminary mortgage loan file is presented as of a date prior to the Cut-Off Date, you should consider that payments due on the Cut-Off Date as well as Unscheduled Principal Receipts received or applied prior to the Cut-Off Date will not be part of the Trust Estate. To the extent specified in Appendix B, certain of the Mortgage Loans were made in connection with the relocation of various corporate employers. Some of those corporate employers participate in the Sponsor's relocation program. The Mortgage Loans may comprise one loan group or may be divided into two or more loan groups (each, a "Loan Group").

      To the extent specified in Appendix B, certain of the Mortgage Loans will be Interest Only Mortgage Loans. See "Interest Only Mortgage Loans May Have Higher Risk of Default or Rate of Prepayment" in Appendix A and "The Trust Estate--Mortgage Loans" in the base prospectus.

      To the extent specified in Appendix B certain of the Mortgage Loans will be Relocation Mortgage Loans.

      "Relocation Mortgage Loans" are mortgage loans originated in connection with the relocation of employees of various corporate employers that participated in Wells Fargo Bank's relocation program ("Sponsored Relocation Loans") and mortgage loans originated in connection with the relocation of employees whose employers generally did not participate in Wells Fargo Bank's relocation program ("Non-Sponsored Relocation Loans"). Non-Sponsored Relocation Loans were generated as a result of the referral of loan applications to Wells Fargo Bank by various mortgage brokers and similar entities and the acquisition of mortgage loans by Wells Fargo Bank from various entities, including Wells Fargo Bank Correspondents. See "The Mortgage Loan Programs--Mortgage Loan Production Sources" in the base prospectus. The persons being relocated may be existing or newly hired employees. The Depositor has not verified, and makes no representations as to, whether any individual mortgagor of any Relocation Mortgage Loan continues to be employed by the same employer as at the time of origination.

      It is expected that certain of the Mortgage Loans, especially Relocation Mortgage Loans, may be subject to subsidy agreements which, except under certain limited circumstances, require the employers of the related mortgagors to make a portion of the payments on the related Mortgage Loans (each a "Subsidy Loan") for specified periods. The subsidy agreements relating to the Subsidy Loans generally will provide the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans, with the present value of the resulting difference in payments being provided by the employer of the mortgagors in advance, generally on an annual basis. Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The effective subsidized rates under the various programs offered generally range from one to five percentage points below the interest rates, specified in the related mortgage note. These subsidized rates are used to calculate the applicable debt-to-income ratios that are used to evaluate the creditworthiness of prospective borrowers. This procedure may enable certain mortgagors who otherwise would not meet the Underwriting Standards to obtain mortgage loans. See "Prepayment and Yield Considerations" herein.

      Subsidy amounts paid by the employer will be deposited by Wells Fargo Bank in the account (the "Subsidy Account") maintained by Wells Fargo Bank, which will not be part of the Trust Estate or any REMIC. Funds in the

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

Subsidy Account with respect to each Subsidy Loan will be withdrawn by Wells Fargo Bank and deposited in the Servicer Custodial Account on the business day following the receipt by Wells Fargo Bank of the mortgagor's monthly payment to which such funds relate. Funds in the Subsidy Account with respect to a Subsidy Loan will not be withdrawn by Wells Fargo Bank, and are not permitted to be applied under the related subsidy agreement, during any period in which such Subsidy Loan is in default. Despite the existence of the subsidy agreement, the mortgagor remains liable for making all scheduled payments on a Subsidy Loan. From time to time, the amount of a subsidy payment or the term of a subsidy agreement may, upon the request of a corporate employer, be modified.

      To the extent specified in Appendix B certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). Generally, the monthly payment for each Balloon Loan is based on an amortization schedule of 480 months, except for the final payment (the "Balloon Payment") which is due and payable on the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment for such Mortgage Loan and may represent a substantial portion of the original principal balance of such Mortgage Loan. The Servicer will not make any advances with respect to the unpaid principal balance of a Balloon Loan remaining at maturity. See "There Are Risks Relating to Balloon Loans" in Appendix A.

      A significant portion of the Mortgage Properties are expected to be located in California. See "Residential Real Estate Values May Fluctuate and Adversely Affect Your Yield" in Appendix A.

      Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the base prospectus.

      The Mortgage Loans were selected by the Sponsor from the Sponsor's production of first lien, fixed-rate mortgage loans, and were chosen to conform to the characteristics of mortgage loans eligible to be securitized in the Depositor's WFMBS securitization program. See "The Sponsor" in the base prospectus.

      The Mortgage Loans were originated by Wells Fargo Bank or its affiliates or purchased from other mortgage lenders.

      In originating Mortgage Loans, the documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "no documentation," neither asset nor income verifications were obtained. In the case of "income verification," income was verified either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent pay stub and/or W-2. In the case of "asset verification," assets were verified either by means of a form independently prepared and signed by the applicant's financial institution or by obtaining one or more recent bank statements. Eligibility for loans included in the "asset verification" and "no documentation" categories is determined via a credit scoring model assessment, or this feature may be selected by the borrower with an associated pricing adjustment. In most instances, a verification of the borrower's employment was obtained. Loans included in the "asset verification" and "no documentation" categories due to the application of the risk model assessment are categorized as such due to the relatively higher credit quality of the borrower and the relatively lower risk loan characteristics. As a result, the Depositor believes that loans originated with "full documentation" and loans for which the borrower selected the "asset verification" or "no documentation" feature are likely to experience higher rates of delinquency and default than loans categorized by the application of the risk model assessment as "asset verification" and "no documentation."

      The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

      The Mortgage Loans were originated through various channels. Mortgage Loans originated through Wells Fargo Bank's retail channel include Mortgage Loans originated directly by Wells Fargo Bank (including

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

originations through Wells Fargo Bank's Private Mortgage Banking division and Joint Ventures). See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Production Sources" in the base prospectus. Mortgage Loans originated through the correspondent channel are Mortgage Loans meeting certain qualifications acquired from unaffiliated originators. See "The Sponsor's Mortgage Loan Programs--Acquisition of Mortgage Loans from Correspondents" in the base prospectus. Mortgage Loans originated through the wholesale channel include referrals from mortgage brokers and similar entities. See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Production Sources" in the base prospectus.

      The term "single-family dwellings" includes single family attached planned unit developments ("PUDs"), single family detached PUDs, single family townhouses and single family detached dwellings.

      The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. Although for purposes of applying the Underwriting Standards, the Loan-to-Value Ratio of an LOC Pledged Asset Mortgage Loan, if any, is calculated taking into account the value of the LOC, for purposes of this free writing prospectus, such Loan-to-Value Ratio is calculated without regard to the value of such LOC. See "The Trust Estates--Mortgage Loans--Pledged Asset Mortgage Loans" in the base prospectus. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates--Mortgage Loans" in the base prospectus. The Depositor has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors--Real Estate Market Conditions Affect Mortgage Loan Performance" and "--Geographic Concentration May Increase Rates of Loss and Delinquency" in the base prospectus.

      The "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus
(a) any junior mortgage encumbering the related Mortgaged Property originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property. There can be no assurance that all data regarding junior mortgage loans or home equity lines of credit originated by parties other than the Sponsor.

      Mortgage Loans with Loan-to-Value Ratios at origination greater than 80% may or may not be covered by a primary mortgage insurance policy. Certain Mortgage Loans may be covered by lender-paid primary mortgage insurance policies (each, an "LPMI Policy") or borrower-paid primary mortgage insurance policies (each, a "BPMI Policy"). The LPMI Policies and BPMI Policies will be assigned to the Trust on the Closing Date. The Sponsor will be responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of each Rating Agency and the respective primary mortgage insurance policy provider.

      "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores of the Mortgage Loans were obtained either at the time of origination of the Mortgage Loan or more recently. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower's current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      "Original Total Debt-to-Income Ratio" is the ratio, expressed as a percentage of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor's gross monthly income, as of the origination of the Mortgage Loan.

      See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus.

Mortgage Loan Underwriting

      The Mortgage Loans were generally originated in conformity with the underwriting standards described in the base prospectus under the heading "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" (the "Underwriting Standards"). To the extent specified in Appendix B, exceptions to the Underwriting Standards may have been granted by Wells Fargo Bank for certain Mortgage Loans. See "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus.

      To the extent specified in Appendix B, certain of the Mortgage Loans were originated in conformity with the underwriting standards of certain third party originators which may differ significantly from the Underwriting Standards. See "The Sponsor's Mortgage Loan Programs--Acquisition of Mortgage Loans from Correspondents" in the base prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

      The Depositor is required, with respect to Mortgage Loans that are found by the Trustee or Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty which materially adversely affects Certificateholders, either to repurchase such Mortgage Loans or, at the Depositor's option, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the base prospectus.

Optional Purchase of Mortgage Loans

      Under certain circumstances as described in the base prospectus under "The Pooling and Servicing Agreement--Optional Purchases" the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust Estate. See "Prepayment and Yield Considerations" herein.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

      The rate of distributions of principal to any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Loan Group or Loan Groups and the amount and timing of mortgagor defaults resulting in Realized Losses on such Mortgage Loans. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in a Loan Group will result in distributions to Certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the base prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

      The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee," "--Optional Purchases" and "--Termination; Optional Purchase of Mortgage Loans" in the base prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, because the characteristics of the Mortgage Loans in each Loan Group may differ, each Loan Group as a whole may be expected to prepay at different rates. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including Wells Fargo Bank), servicers (including Wells Fargo Bank) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. In particular, the application of Wells Fargo Bank's "retention program," which enables qualifying mortgagors to refinance at greatly reduced cost, to its servicing portfolio may substantially affect the rate of prepayment on the Mortgage Loans. See "Prepayment and Yield Considerations--Refinancings" in the base prospectus. In addition, the Sponsor or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

      For further information see "Static Pool Information" in this free writing prospectus.

      The effect of subsidy agreements on the rate of prepayment of Subsidy Loan is uncertain. The rate of prepayment on Subsidy Loans may be affected by such factors as the relationship between prevailing mortgage rates and the effective interest rates on such Subsidy Loans, the remaining term of the subsidy agreements, and requests by the related employers for refinance or modification. The subsidy agreement relating to a Subsidy Loan generally provides that if prevailing market rates of interest on mortgage loans similar to such Subsidy Loan decline relative to the Mortgage Interest Rate of such Subsidy Loan by the percentages set forth in the subsidy agreement, the employer may request that the mortgagor refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the Subsidy Loan will be prepaid, and the new loan will not be included in the Trust Estate. If the mortgagor fails to refinance such Subsidy Loan, the employer may terminate the related subsidy agreement. In addition, the termination of the subsidy agreement relating to a Subsidy Loan for any reason (whether due to the mortgagor's failure to refinance or otherwise) may increase the financial burden of the mortgagor, who may not have otherwise qualified for a mortgage under Wells Fargo Bank's mortgage loan underwriting guidelines, and may consequently increase the risk of default with respect to the related Mortgage Loan. See "The Trust Estates --Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting" in the base prospectus. From time to time, the amount of the subsidy payment or the term of the subsidy agreement may, upon request of the corporate employer, be modified.

      Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant fluctuations in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. In this regard, mortgagors of Relocation Mortgage Loans are thought by some within the mortgage industry to be more likely to be transferred by their employers than mortgagors generally. There can be no assurance as to the likelihood of future transfers of mortgagors of either

Sponsored Relocation Loans or Non-Sponsored Relocation Loans or as to such mortgagors' continued employment with the same employers by which they were employed when such mortgage loans were originated. No representation is made as to the rate of prepayment on any Relocation Mortgage Loans. Furthermore, certain characteristics of mortgage loans may be more likely to affect prepayments. These characteristics include, but are not limited to, principal balance, loan-to-value ratio, borrower credit quality and current interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by, among other things, the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or
(iii) a Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of such Mortgage Loan. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the base prospectus.

      As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans in a Loan Group (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the applicable Non-PO Fraction, to the holders of the Class A Non-PO Certificates of the related Group and any related Exchangeable Certificates then entitled to distributions in respect of principal during the period beginning on the first Distribution Date described herein, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan in the Loan Group, to the related Class A-PO Certificates in proportion to the interest of the Class A-PO Certificates in such Discount Mortgage Loan represented by the related PO Fraction.

      The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments, which may be made at any time without penalty) on the Mortgage Loans in the related Loan Group or Loan Groups. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, particularly Principal Only Certificates, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans, or, in the case of a Class of Class A-PO Certificates, on the applicable Discount Mortgage Loans, will have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, or Interest Only Certificates, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans will have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium or Interest Only Certificates should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan principal payment rates under a variety of scenarios. In considering the rate of principal payments on the Mortgage Loans, you should consider that certain of the Mortgage Loans may be Interest Only Mortgage Loans. With respect to an Interest Only Mortgage Loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest-only period.

      Classes of Component Certificates are comprised of two or more Components, which may be affected differently by the rate and timing of principal payments (including prepayments) on the applicable Mortgage Loans in the related Loan Group, which rate may fluctuate significantly from time to time. The yield to investors in a Class of Component Certificates therefore may be affected differently than would be the yield on the individual Components, which are non-severable, if they were separate Classes of Certificates.

      The timing of changes in the rate of prepayment on the Mortgage Loans in a Loan Group may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the applicable Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      The yield to maturity on the Classes of Class B Certificates of a group with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations because the applicable Non-PO Fraction of any Realized Loss on the Mortgage Loans in a related Loan Group will be allocable to the related Classes of Class B Certificates in reverse numerical order, except as provided herein. In addition, losses allocated to the Class A-PO Certificates of a Group will be reimbursed from amounts otherwise payable as principal on the related Class B Certificates. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the related Classes of Class B Certificates with higher numerical designations because amounts otherwise distributable on the Class B Certificates will be made available to protect the Class A Certificates of the related Group or Groups against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions on the related Class B Certificates.

      While the Class A-PO Certificates of a Group will be allocated the applicable PO Fraction of any Realized Loss on a Mortgage Loan in the related Loan Group, they will be entitled to reimbursement for such losses from amounts otherwise distributable as principal on the Class B Certificates.

      On and after the applicable Subordination Depletion Date, the yield to maturity of a Class of Super Senior Support Certificates will be more sensitive to losses on the Mortgage Loans in the related Loan Group than those Classes of Class A Non-PO Certificates of the same Group that are not Super Senior Support Certificates, because while outstanding, each Class of Super Senior Support Certificates will bear not only its own share of losses, but also the share allocated to the related Class or Classes of Super Senior Certificates.

      The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or subordination. See "Description of the Certificates--Interest" herein and "Servicing of the Mortgage Loans--Changes in Servicing" in the base prospectus.

      The yield to maturity on the Offered Certificates and more particularly on the Class B-1, Class B-2 and Class B-3 Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the applicable Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods, hurricanes and tornadoes, which may adversely affect property values. Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class B-1, Class B-2 and Class B-3 Certificates.

      As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Sponsor has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, wind-storm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) in a manner which would adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises was intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such

Mortgage Loan, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" and "--Representations and Warranties" in the base prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and Weighted Average Lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

      No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

      An investor should consider the risk that rapid rates of prepayments on the applicable Mortgage Loans and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the applicable Mortgage Loans and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

      Due to the special tax treatment of residual interests, the after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative. See "Federal Income Tax Considerations" herein.

      As referred to herein, the "Weighted Average Life" of a Class of Offered Certificates, other than a Class of Interest Only Certificates, refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance (or Maximum Initial Principal Balance in the case of Exchangeable REMIC or Exchangeable Certificates) of such Class is distributed to the investor. The Weighted Average Life of a Class of Interest Only Certificates is equal to the average amount of time that will elapse between the date of issuance of such Class and the date on which each dollar reduction in the Notional Amount (or Maximum Initial Notional Amount in the case of Exchangeable REMIC or Exchangeable Certificates) of such Class occurs.

                         POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Closing Date (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. Reference is made to the base prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates beyond the summaries below of certain provisions specific to this transaction. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the base prospectus.

      The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date and (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Master Servicer, Servicer and
Trustee

      The primary compensation payable to the Master Servicer will be the "Master Servicing Fee" payable monthly equal to 1/12th of the master servicing fee rate (the "Master Servicing Fee Rate"). The Master Servicing Fee for each Distribution Date will accrue on the aggregate scheduled principal balance of the Mortgage Loans as of the first day of the preceding month.

      The primary compensation payable to a Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicer will be entitled to a "Servicing Fee" payable monthly equal to 1/12th of the servicing fee rate (the "Servicing Fee Rate"). The Servicing Fee for each Distribution Date will accrue on the scheduled principal balance of the Mortgage Loans serviced by a Servicer as of the first day of the preceding month.

      The Master Servicing Fee and Servicing Fee for the Mortgage Loans are payable out of the interest payments on the Mortgage Loans, prior to any payments to Certificateholders. The Master Servicing Fee Rate and Servicing Fee Rate may not be changed without the consent of Certificateholders if such change adversely affects the interests of the Certificateholders. The Master Servicer is also entitled to additional compensation, as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus. A Servicer is entitled to additional servicing compensation, as described under "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the base prospectus.

      Certain expenses incurred by the Master Servicer and the Trustee are reimbursable from the Trust Estate as described under "Servicing of the Mortgage Loans--The Master Servicer General" and "The Pooling and Servicing Agreement--The Trustee" in the base prospectus. The fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement will be payable by the Master Servicer without reimbursement from the Trust Estate.

      In the event that the Trustee succeeds to the role of the Master Servicer, it will be entitled to compensation for such duties not to exceed the compensation received by the predecessor master servicer. In addition, if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make arrangements for the compensation of such successor master servicer, such compensation not to exceed the compensation received by the predecessor master servicer. All costs of a transfer of master servicing will be reimbursed to the party who incurred such costs as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus.

      In the event that the Master Servicer or the Trustee succeeds, or another party is appointed to succeed, to the role of Servicer, such entity will be entitled to compensation for such duties, not to exceed the compensation received by the predecessor Servicer. All costs of a transfer of servicing will be reimbursed to the party who incurred such costs as described under "Servicing of the Mortgage Loans--The Servicers" in the base prospectus.

      The Master Servicer will pay certain administrative expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement. Some of these expenses of the Master Servicer, are subject to rights of reimbursement as described under "Servicing of the Mortgage Loans--The Master Servicer" in the base prospectus. The fees of any co-trustee whose appointment is necessary or advisable for (i) conforming to any legal requirement, restriction or condition in any state in which any Mortgaged Property or any portion of the Trust Estate is located, will be paid by the Master Servicer, without reimbursement from the Trust Estate and (ii) any reason other than contemplated by clause (i), will be paid by the Trustee, without reimbursement from the Trust Estate. Expenses incurred by a co-trustee are reimbursable from the Trust Estate to the same extent as expenses of the Trustee are reimbursable from the Trust Estate. See "The Pooling and Servicing Agreement--The Trustee" in the base prospectus.

      The Depositor, the Master Servicer and the Trustee are also entitled to indemnification from the Trust Estate under certain circumstances described under "The Depositor," "Servicing of the Mortgage Loans--The Master Servicer--General" and "The Pooling and Servicing Agreement--The Trustee" in the base prospectus.

      The servicing fees and other expenses of each REMIC will be allocated to the holders of the Residual Certificates. See "Federal Income Tax
Considerations" herein and "Certain Federal Income Tax Consequences --Federal Income Tax Consequences for REMIC Certificates--Limitations on Deduction of Certain Expenses" in the base prospectus.

Optional Termination of the Trust

      On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date, the Depositor may, subject to certain conditions, purchase all outstanding Mortgage Loans in the pool and thereby effect early retirement of the Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans" in the base prospectus. The exercise of this option will be in the Depositor's sole discretion. Without limitation, the Depositor may enter into agreements with third parties to (i) exercise such option at the direction of a third party or
(ii) forebear from the exercise of such option.

Voting

      With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Interest Only Certificates (other than Exchangeable Certificates) will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates (other than Exchangeable Certificates) will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described under "Description of the Certificates--Book-Entry Form" in the base prospectus, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

      In the event that all or a portion of a combination of Classes of Exchangeable REMIC Certificates in any REMIC combination is exchanged for a proportionate portion of a Class of Exchangeable Certificates in a related exchangeable combination, any Class of such Exchangeable Certificates will be entitled to a proportionate share of the voting rights allocated to the Classes of Exchangeable REMIC Certificates in the related REMIC combination.

Fixed Retained Yield

      A fixed percentage of the interest on each Mortgage Loan in a Loan Group (the "Fixed Retained Yield") will be determined on a loan-by-loan basis and will not be included in the Trust Estate. The Fixed Retained Yield on each Mortgage Loan in a Loan Group will equal the greater of (i) zero and (ii) the Mortgage Interest Rate less the sum of (a) the applicable Deal Rate, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate. The amount of any Fixed Retained Yield will be retained by the Sponsor. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the base prospectus for further information regarding Fixed Retained Yield.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

      The Trust Estate or designated portions thereof will qualify as one or more REMICs for federal income tax purposes.

      Each Class of Offered Certificates (other than the Residual Certificates and any Exchangeable Certificates), together with each Class of Certificates not offered hereby (collectively, the "Regular Certificates") will be designated as regular interests in a REMIC, and the Residual Certificates will be designated as the residual interest in each REMIC. Generally, for a Class of Component Certificates, each Component, rather than the Class itself, will constitute a regular interest in a REMIC.

      The portion of the Trust Estate exclusive of the REMICs, consisting of the interests of the Exchangeable Certificates in the related Exchangeable REMIC Certificates, will qualify as a grantor trust under subpart E, part 1 of subchapter J of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Certificates" in the base prospectus.

      The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" for a domestic building and loan association, "real estate assets" for a real estate investment trust and, other than the Residual Certificates, "qualified mortgages" for a REMIC to the extent described in the base prospectus. Any Classes of Exchangeable Certificates will not qualify for the foregoing treatments. Consequently, any Classes of Exchangeable Certificates will not be suitable assets for a REMIC. See "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates - Status of REMIC Certificates" in the base prospectus.

Regular Certificates

      The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. Although not free from doubt, a Class of Component Certificates should be treated as a single debt instrument having cash flows equal to the cash flows of its Components.

      Classes of Principal Only Certificates, Interest Only Certificates and Accrual Certificates will, and certain other Classes of Certificates may, be issued with original issue discount.

      See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the base prospectus.

      If the method for computing original issue discount results in a negative amount for any period with respect to any holder of Offered Certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her Certificates. Although the matter is not free from doubt, a holder of an Interest Only Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the Certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the applicable Mortgage Loans. Any loss might be treated as a capital loss.

Residual Certificates

      The holders of the Residual Certificates must include the taxable income or loss of each REMIC in determining their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Residual Certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, the holders thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Residual Certificates will be considered "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Master Servicer an affidavit as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the base prospectus. See also "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" in the base prospectus.

      An individual, trust or estate that holds a Residual Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the REMICs in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the Trust.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

      See "Certain Federal Income Tax Consequences" in the base prospectus.

                              ERISA CONSIDERATIONS

      The Residual Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.

      Accordingly, the following discussion applies to the Offered Certificates (other than the Residual Certificates) and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of a Residual Certificate.

      As described in the base prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemptions described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the base prospectus.

      The DOL issued an Underwriter Exemption to the underwriter of the related Offered Certificates. This Underwriter Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

      Among the conditions which would have to be satisfied for the Underwriter Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

      Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the base prospectus.

                                LEGAL INVESTMENT

      The Class A and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

      Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax, financial and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the base prospectus.

                                SECONDARY MARKET

      There will not be any market for the Offered Certificates prior to the issuance thereof. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. An investor should inquire of the underwriter of the related Offered Certificates as to whether the underwriter of the related Offered Certificates intends to make a market in such related Offered Certificates.

                 INDEX OF DEFINED TERMS


Accretion Termination Date...........................24
Accrual Distribution Amount..........................25
Adjusted Pool Amount.................................23
Adjusted Pool Amount (Non-PO Portion)................23
Adjusted Pool Amount (PO Portion)....................23
Aggregate Class A Percentage.........................28
Aggregate Non-PO Principal Balance...................22
Aggregate Principal Balance..........................22
Aggregate Subordinated Percentage....................30
Apportioned Class B Distribution Amount..............29
Apportionment Fraction...............................30
Balloon Loan.........................................35
Balloon Payment......................................35
BPMI Policy..........................................36
Certificates.........................................17
Class A Certificates.................................17
Class A Non-PO Certificates..........................17
Class A Non-PO Optimal Principal Amount..............25
Class A Non-PO Principal Balance.....................22
Class A Non-PO Principal Distribution Amount.........25
Class A Percentage...................................27
Class A Prepayment Percentage........................27
Class A Principal Balance............................22
Class A-PO Deferred Amount...........................26
Class A-PO Distribution Amount.......................25
Class A-PO Optimal Principal Amount..................25
Class B Certificates.................................17
Class B Loan Group Optimal Principal Amount..........26
Class B Optimal Principal Amount.....................26
Class B Percentage...................................29
Class B Prepayment Percentage........................29
Class B Principal Balance............................22
Class B Principal Distribution Amount................25
Class Percentage.....................................26
Class Prepayment Percentage..........................26
CLTV.................................................36
Code.................................................31
Combined Loan-to-Value Ratio.........................36
Component............................................17
Current Fractional Interest..........................29
Custodial Agreement..................................16
Custodian............................................16
Delinquency and Loss Tests...........................28
Depositor............................................13
Discount Mortgage Loan...............................27
DOL..................................................45
ERISA................................................31
ERISA Plan...........................................31
Exchangeable Certificates............................17
Exchangeable REMIC Certificates......................17
FICO Scores..........................................36
Fixed Retained Yield.................................43
Group................................................17
Group Subordinate Amount.............................21
HSBC Bank............................................14
Interest Accrual Amount..............................20
Interest Shortfall Amount............................24
Loan Group...........................................34
LPMI Policy..........................................36
Master Servicer......................................14
Master Servicing Fee.................................41
Master Servicing Fee Rate............................41
Maximum Initial Notional Amount......................21
Maximum Initial Principal Balance....................21
Mortgage Loans.......................................34
Mortgaged Properties.................................34
Mortgages............................................34
Net Mortgage Interest Rate...........................23
Non-PO Fraction......................................27
Non-Sponsored Relocation Loans.......................34
Non-Supported Interest Shortfalls....................23
Offered Certificates.................................17
Original Class B Principal Balance...................28
Original Fractional Interest.........................29
Original Total Debt-to-Income Ratio..................37
Pass-Through Rate....................................21
Paying Agent.........................................15
Payment Account......................................15
Percentage Interest..................................20
Periodic Advance.....................................31
Plan.................................................31
PO Fraction..........................................27
Pool Balance (Non-PO Portion)........................27
Pool Balance (PO Portion)............................27
Pool Distribution Amount.............................18
Pool Distribution Amount Allocation..................20
Pooling and Servicing Agreement......................41
Premium Mortgage Loan................................27
Principal Balance....................................21
PUDs.................................................36
Record Date..........................................18
Regular Certificates.................................43
Relief Act Shortfalls................................24
Relocation Mortgage Loans............................34
Securities Act.......................................45
Servicer.............................................15
Servicing Fee........................................42
Servicing Fee Rate...................................42
Similar Law..........................................31
SMMEA................................................45
Sponsored Relocation Loans...........................34
Subordinated Certificates............................17
Subordinated Percentage..............................28
Subordinated Prepayment Percentage...................29
Subordination Depletion Date.........................32
Subsidy Account......................................34

Subsidy Loan.........................................34
Trust................................................14
Trustee..............................................14
Undercollateralized Amount...........................30
Undercollateralized Group............................30
Underwriting Standards...............................37
Weighted Average Life................................41
Wells Fargo Bank.....................................13
Wells Fargo Underlying Servicing Agreement...........15

                                   APPENDIX A

                                  RISK FACTORS

Expected Mortgage Loan Characteristics are Subject to Change

      Appendix B sets forth averages or weighted averages of certain specified expected characteristics of the Mortgage Loans. The Depositor has filed or will file a preliminary mortgage loan file with the SEC showing more detailed information about the individual expected characteristics of the Mortgage Loans. The preliminary mortgage loan file contains information on the portion of the Mortgage Loans which have been identified as of the date of this free writing prospectus. An updated mortgage loan file will be filed with the SEC when the remainder of the Mortgage Loans have been identified. This information is subject to change prior to the Closing Date. In addition, to the extent that data in the preliminary mortgage loan file is presented as of a date prior to the Cut-Off Date, you should consider that payments due on the Cut-Off Date as well as Unscheduled Principal Receipts received or applied prior to the Cut-Off Date will not be part of the Trust Estate.

Prepayments May Adversely Affect Yield

      The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to the rate of payments of principal on the applicable Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and similar events). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

      The rate of principal payments on the Mortgage Loans will be affected by, among other things:

      o     the amortization schedules of the Mortgage Loans;

      o the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

      o     liquidations of defaulted Mortgage Loans;

      o repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations and warranties;

      o     optional purchases by the Depositor of defaulted Mortgage Loans;

      o the optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Estate; and

      o general and targeted solicitations for refinancing by mortgage originators (including the Sponsor).

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic and social factors and will depend greatly on the level of Mortgage Interest Rates:

      o If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase.

      o Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

      If you are purchasing Offered Certificates at a discount, particularly Principal Only Certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans, or, in the case of a Class of Class A-PO Certificates, on the applicable Discount Mortgage Loans, occur at a rate slower than you expected, there will be a negative effect on the yield to maturity of your Certificates. In considering the rate of principal payments on the Mortgage Loans, you should consider that certain of the Mortgage Loans may be Interest Only Mortgage Loans. With respect to an Interest Only Mortgage Loan, no scheduled payments of principal will be made by the mortgagor during the applicable interest-only period.

      If you are purchasing Offered Certificates at a premium, or Interest Only Certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans occur at a rate faster than you expected, there will be a negative effect on the yield to maturity of your Certificates.

      If you are purchasing Component Certificates which are comprised of two or more Components, each Component may be affected differently by the rate and timing of principal payments (including prepayments) on the applicable Mortgage Loans in the related Loan Group, which rate may fluctuate significantly from time to time.

      You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

      As described in this free writing prospectus under "Description of the Certificates--Principal (including Prepayments)," the Class A Prepayment Percentage for a Group of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and similar events) initially will be distributed to the Classes of Class A Non-PO Certificates of a Group that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Class A Non-PO Certificates of a Group and any related Exchangeable Certificates and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the Class B Certificates during the periods of time described in the definition of "Class A Prepayment Percentage."

      The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the applicable Mortgage Loans, the greater the effect on your yield to maturity for Certificates purchased at a price other than par.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

      The yield to maturity on your Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods, hurricanes and tornadoes, which may adversely affect property values. Although Mortgaged Properties located in certain identified flood zones will be required to be covered by flood insurance, for the maximum amount available, such maximum amount will generally be significantly smaller than the unpaid principal balance of the related Mortgage Loan. In addition, no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

      Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as the other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your Certificates, especially if they are subordinated and particularly if they are Class B-3 Certificates.

Subordination of Super Senior Support Certificates and Class B Certificates Increases Risk of Loss

      If you purchase a Class of Super Senior Support Certificates, you should consider the risk that on or after the related Subordination Depletion Date, the principal portion of Realized Losses allocated to the related Class of Super Senior Certificates will be borne by your Class of Super Senior Support Certificates (in addition to the principal portion of Realized Losses allocated to such Class of Super Senior Support Certificates) and not by the related Class of Super Senior Certificates so long as the Principal Balance of such Class of Super Senior Support Certificates remains outstanding. See "Description of the Certificates--Subordination of Class B Certificates" and "-Allocation of Losses" in this free writing prospectus.

      The rights of the holders of each Class of Class B Certificates to receive distributions will be subordinated to such rights of the holders of the Class A Certificates of the related Group and the holders of the lower-numbered related Classes of Class B Certificates, if any. In addition, the applicable Non-PO Fraction of any Realized Loss will be allocated to the related Classes of Class B Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Non-PO Certificates of the related Group. Accordingly, if you are purchasing Class B Certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the Mortgage Loans in the related Loan Group or Loan Groups. In addition, the Class A-PO Certificates of a Group will be entitled to reimbursement for principal losses from amounts otherwise distributable as principal on the related Class B Certificates, in reverse numerical order. See "Description of the Certificates--Subordination of Class B Certificates" in this free writing prospectus.

Class B Certificates May Provide Subordination for Multiple Groups

      If a group of Class B Certificates provides credit support for two or more Groups, the Principal Balances of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one or more Loan Groups. Therefore, Realized Losses on the Mortgage Loans in those Loan Groups will reduce the subordination provided by the Class B Certificates to the other Groups of Class A Certificates and increase the likelihood that Realized Losses may be allocated to the other Groups of Class A Non-PO Certificates.

      See "Description of the Certificates--Subordination of Class B Certificates" and "--Allocation of Losses" in this free writing prospectus.

      Under certain circumstances, principal otherwise payable to the Class B Certificates which support two or more Groups of Class A Certificates will be paid to the Class A Non-PO Certificates as described under "Description of the Certificates--Cross-Collateralization" in this free writing prospectus. In addition, the Class A-PO Certificates of such Group will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on the related Class B Certificates regardless of the Loan Group from which such payments are derived.

Decline in Residential Real Estate Values May Increase Risk of Loss and Adversely Affect Your Investment

      In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase. In addition, in recent months the value of mortgaged properties in many states have declined or remained stable, after extended periods of appreciation. A continued decline or lack of increase in property values where the outstanding balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties are close to or exceed the value of the Mortgaged Properties may result in delinquencies, foreclosures and losses that are higher than you anticipated or those in the Sponsor's prior securitizations involving the Depositor.

      In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area or zoning or environmental restrictions preventing additions to the housing supply in an area. To the extent that credit enhancements do not cover such losses, the yield on the Offered Certificates may be adversely impacted.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

      Delinquencies on the Mortgage Loans which are not advanced by the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. The Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the Mortgage Loan. The Servicer will be entitled to recover from amounts on deposit in the certificate account any advances previously made which it subsequently determines to be nonrecoverable prior to any distribution on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances or from the reimbursement of advances which the servicer determines to be nonrecoverable will be borne first by the Class B Certificates (in reverse numerical order) of a group, and then by the related Class A Certificates.

      Net interest shortfalls will adversely affect the yields on the Offered Certificates. In addition, the Non-PO Fraction of the principal portion of Realized Losses on the Mortgage Loans of a Loan Group generally will be borne by the related Class B Certificates, as described in this free writing prospectus under "Description of the Certificates--Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans.

Interest Only Mortgage Loans May Have Higher Risk of Default or Rates of Prepayment

      To the extent that any of the Mortgage Loans are interest only mortgage loans, they will require only the payment of interest with respect to, at the borrower's election at the time of origination of, the first three to fifteen years of payments with respect to the Mortgage Loan. At that time, the payments on each such Mortgage Loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such Mortgage Loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such Mortgage Loan. In underwriting an interest only mortgage loan, the ability of the mortgagor to make payments in respect of principal is not considered. This increase in monthly payment may significantly increase the risk of default under such Mortgage Loan. In addition, the increase in the monthly payment to be made by a mortgagor may induce the mortgagor to refinance such Mortgage Loan which would result in a prepayment of such loan.

High Balance Loans May Increase Risk of Loss on Certificates

      Mortgage Loans in a Loan Group with large balances relative to the Principal Balances of the related Classes of Class B Certificates may, in the event of liquidation, result in Realized Losses large enough to significantly reduce or eliminate the Principal Balance of one or more of such Classes. In the event such Mortgage Loans are Discount Mortgage Loans, a Realized Loss may have a similar impact on the related Class A-PO Certificates. Certain of the Mortgage Loans may have unpaid principal balances as of the Cut-Off Date of over $2,000,000.

      In addition, any Realized Loss that reduces the Principal Balances of the Class B Certificates of a group decreases the subordination provided to the related Class A Certificates and increases the risk that the related Class A Non-PO Certificates will have to bear Realized Losses in the future and that the related Class A-PO Certificates will not be reimbursed for principal losses.

There Are Risks Relating to Balloon Loans

      To the extent specified in Appendix B, certain of the Mortgage Loans may be Balloon Loans. Balloon Loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term which may represent a substantial percentage of the original principal balance of the Mortgage Loan. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. In addition, advances will not be made with respect to the unpaid principal balance remaining at maturity of a Balloon Loan.

The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher than on Other Mortgage Loans

      Certain of the Mortgage Loans may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the Mortgage Loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the Mortgage Loan.

FICO Scores May Not Accurately Predict the Likelihood of Default

      The Sponsor generally uses FICO Scores as part of its underwriting process. A FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the expected life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, FICO Scores do not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower's current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Residual Certificates May Have Adverse Tax Consequences

      The Residual Certificates will be the sole "residual interest" in each REMIC for federal income tax purposes. Holders of the Residual Certificates must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. Under current law a holder of a Residual Certificate must account separately for its interest in each REMIC and generally cannot offset income from one REMIC with losses from another REMIC. No cash distributions are expected to be made with respect to the Residual Certificates other than the distribution of their Principal Balance and interest on that balance. Due to their tax consequences, the Residual Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Residual Certificates may not be acquired by ERISA plans or similar governmental plans.

The Weighted Average Life of a Companion Certificate is Particularly Sensitive to Prepayments

      Because on any Distribution Date Companion Certificates will not receive principal distributions until the PAC Certificates, TAC Certificates or Scheduled Certificates they support have been paid to their planned, targeted or scheduled balances, and will receive all principal distributions in excess of those required to pay the PAC Certificates, TAC Certificates or Scheduled Certificates to their planned, targeted or scheduled balances, the Weighted Average Life of a Companion Certificate is particularly sensitive to principal prepayments on the Mortgage Loans.

There Are Risks Relating to Exchangeable REMIC Certificates and Exchangeable Certificates

      The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

      o At the time of the proposed exchange, a certificateholder must own Certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

      o A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates because the holders of the needed Certificates may be unwilling or unable to sell them or because the necessary Certificates have been placed into other financial structures.

      o Principal distributions will decrease the amounts available for exchange over time.

      o     Certificates may only be held in authorized denominations.

      o Only certain combinations, as determined by the underwriter of the Class A Certificates, will be permitted.

Increase in LIBOR May Adversely Affect Yield

      If you are purchasing the Inverse Floating Rate Certificates, you should consider the risk that a high rate of LIBOR will have a negative effect on the yield to maturity on your Certificates. In particular, if your Certificates are also Interest Only Certificates or the Pass-Through Rate is based on a multiple of LIBOR, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the applicable Mortgage Loans will result in a negative yield.

United States Military Operations May Increase Risk of Relief Act Shortfalls

      As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the Trust, the interest rate limitation of the Servicemembers Civil Relief Act, as it may be amended from time to time, or any comparable state legislation will apply. This may result in interest shortfalls on the Mortgage Loans, which will be borne by all interest-bearing Classes of Certificates related to the applicable Loan Group or to all Classes of Certificates, if the Groups are cross-collateralized. The Depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by such interest rate limitation. See "Description of the Certificates--Interest" herein and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the base prospectus.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

      The Mortgages or assignments of Mortgage for some of the Mortgage Loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the Trust. Subsequent assignments of those Mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of Mortgage to the Trustee, any related expenses will be paid by the Trust and will reduce the amount available to make distributions on the Certificates.

      The recording of Mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to Certficateholders and increase the amount of losses on the Mortgage Loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

                                   APPENDIX B

                              MORTGAGE POOL PROFILE

----------------------------------------------------------------------------------------------------------------
                                          WFMBS MORTGAGE LOAN POOL
                                         20 and 30 -YEAR FIXED RATE
                                          NON-RELOCATION MORTGAGES
                                            WFMBS SERIES 2007-06
                                          POOL PROFILE (3/29/2007)

----------------------------------------------------------------------------------------------------------------

                                                         ---------------------            ----------------------
                                                             20-30 YR POOL                       Tolerance
                                                         ---------------------            ----------------------
AGGREGATE PRINCIPAL BALANCE                                      $700,000,000                        (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                                            1-Apr-07
INTEREST RATE RANGE                                           5.625% - 7.875%
GROSS WAC                                                              6.320%                      (+ / - 5 bps)
WEIGHTED AVERAGE SERVICE FEE                                         25.0 bps                                N/A
WEIGHTED AVERAGE MASTER SERVICE FEE                                   1.0 bps                                N/A
WAM (in months)                                                           358                     (+/- 2 months)

WALTV                                                                   72.9%                      (maximum +3%)
WACLTV                                                                  79.0%                      (maximum +3%)

CALIFORNIA PERCENT                                                      46.3%                      (maximum 47%)
NO OTHER STATE OVER 20%
SINGLE LARGEST ZIP CODE PERCENT                                          0.9%                     (maximum  +1%)

AVERAGE LOAN BALANCE                                                 $524,000                 (maximum $550,000)
AVG ORIGINAL UNPAID PRINCIPAL BALANCE                                $525,000                 (maximum $555,000)
LARGEST INDIVIDUAL LOAN BALANCE                                    $2,000,000               (maximum $2,000,000)

CASH OUT REFINANCE PERCENT                                              21.0%                     (maximum  +5%)

PRIMARY RESIDENCE PERCENT                                               94.4%                      (minimum -5%)

INTEREST ONLY                                                           52.3%                     (maximum  53%)
WA REMAINING INTEREST ONLY TERM FOR IO LOANS                              138                     (+/- 2 months)

PLEDGED ASSET %                                                         0.03%                       (maximum 1%)

SINGLE FAMILY DETACHED PERCENT                                          87.2%                      (minimum -3%)

CO-OP %                                                                 0.16%                      (maximum +1%)

WA FICO                                                                   745                       (minimum -5)

UNINSURED > 80% LTV PERCENT                                             0.00%                      (maximum +1%)

WA ORIGINAL TOTAL DEBT TO INCOME RATIO                                  37.5%                      (maximum +3%)

SELF EMPLOYED PERCENT                                                   22.4%                      (maximum +3%)

RELOCATION %                                                             0.0%                      (maximum +1%)

40/30 Yr Balloons                                                       1.70%                      (maximum +1%)

ASSUMED AAA SUBORDINATION LEVELS                                        3.50%                        (+/- 0.50%)

ASSUMED SIZE OF PRINCIPAL ONLY CLASS                                    0.60%             (+/- 0.25% on PO size)

MORTGAGE LOANS UNDERWRITTEN TO 3RD PARTY ORIGINATOR GUIDELINES*:
  MORTGAGE LOAN %                                                       6.21%                      (maximum +1%)

----------------------------------------------------------------------------------------------------------------
     All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

* Loans are underwritten to less stringent criteria than Wells Fargo in several areas including credit score, reserve requirements, number of financed properties, bankruptcy and foreclosure requirements, seller contribution limits, cash-out limits, and appraisal requirements.




----------------------------------------------------------------------------------------------------------------